Exhibit 99.2

SUPPLEMENTAL FINANCIAL, OPERATING, &
PROPERTY INFORMATION

Third Quarter Ended

September 30, 2011

Conference Call Information:

Wednesday, October 26, 2011

3:00PM Eastern Time/12:00PM Noon Pacific Time

Number: (719) 457-2668

Confirmation Code: 7211433

385 EAST COLORADO BOULEVARD, SUITE 299

PASADENA, CALIFORNIA  91101

(626) 578-9693

www.are.com

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Table of Contents

September 30, 2011

(Unaudited)

This Supplemental Financial, Operating, & Property Information package includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can identify the forward-looking statements by their use of forward-looking words, such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or similar words.  Our actual results may differ materially from those projected in such forward-looking statements.  Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully complete and lease our existing space held for redevelopment and new properties acquired for that purpose and any properties undergoing development, our failure to successfully operate or lease acquired properties, lower rental rates or higher vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, general and local economic conditions, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”).  All forward-looking statements are made as of October 25, 2011, the date this Supplemental Financial, Operating, & Property Information package was first made available on our website, and we assume no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

This Supplemental Financial, Operating, & Property Information package is not an offer to sell or solicitation to buy securities of Alexandria Real Estate Equities, Inc.  Any offers to sell or solicitations to buy securities of Alexandria Real Estate Equities, Inc. shall be made only by means of a prospectus approved for that purpose.  Unless otherwise indicated, the “Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Company Profile

September 30, 2011

The Company

Alexandria Real Estate Equities, Inc. (the “Company” or “Alexandria”), a self-administered and self-managed real estate investment trust (“REIT”), is the largest owner and preeminent REIT focused principally on science-driven cluster formation.  Our operating platform is based on the principle of “clustering” with high-quality assets and operations located adjacent to life science research and innovation entities driving growth and technological advances.  The Company has significant real estate assets adjacent to these key life science entities which we believe results in higher occupancy levels, longer lease terms, higher rental income, and higher returns.  Our targeted locations are in the best submarkets within each of the top life science cluster destinations, including San Francisco and San Diego, California; Greater Boston; New York City, New Jersey, and Suburban Philadelphia; Research Triangle Park, North Carolina; Suburban Washington, D.C.; Seattle, Washington; and international locations.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  The Company was founded in 1994 by Jerry M. Sudarsky and Joel S. Marcus and the Company executed its initial public offering in 1997.  Alexandria is the leading life science real estate company and is known for its very well located high-quality environmentally sustainable real estate, technical infrastructure, and its long term experience, and the unique expertise it provides to its broad and diverse high-quality life science industry client tenant base.

Management

Alexandria’s executive and senior management team is highly experienced in the REIT industry (uniquely with both real estate and life science experience and expertise) and is the most accomplished team focused on providing high-quality environmentally sustainable real estate, technical infrastructure, and unique expertise to the broad and diverse life science industry.  Our deep and talented team has decades of real estate and life science industry experience. We believe that our expertise, experience, reputation, and key life science relationships provide Alexandria significant competitive advantages in attracting new business opportunities.  Our management team also includes highly experienced regional market directors averaging over 20 years of real estate experience and almost 10 years with Alexandria.  Our regional market directors have significant experience, expertise, as well as highly valuable relationships and networks that enable Alexandria to develop long-term relationships with preeminent life science entities.

Strategy

Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth.  The key elements to our strategy include our consistent focus on high-quality assets and operations in the top life science cluster destinations with our properties located adjacent to life science entities driving growth and technological advances within each cluster.  These adjacency locations are characterized by high barriers to entry and exit, limited supply of available space, and represent highly desirable locations for tenancy by life science entities.  Alexandria’s strategy also includes leveraging on its deep and broad life science and real estate relationships in order to attract new and leading life science client tenants and value-added real estate opportunities through acquisitions, redevelopment, and development.

Summary as of September 30, 2011

Corporate headquarters	Pasadena, California
Markets	San Francisco, San Diego, Greater Boston, NYC/New Jersey/Suburban Philadelphia, Research Triangle Park, Suburban Washington, D.C., Seattle, and International
Fiscal year-end	December 31
Total properties	171
Total rentable square feet	14.9 million
Common shares outstanding	61.5 million
Dividend – quarter/annualized	$0.47/$1.88
Closing dividend yield – annualized	3.1%
Total market capitalization	$6.8 billion

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Investor Information

September 30, 2011

Executive/Senior Management

Joel S. Marcus	Chairman, Chief Executive Officer, & Founder	Thomas J. Andrews	EVP-Regional Market Director-Greater Boston
Dean A. Shigenaga	SVP, Chief Financial Officer, & Treasurer	John J. Cox	SVP-Regional Market Director-Seattle
Jennifer J. Pappas	SVP, General Counsel, & Corporate Secretary	John H. Cunningham	SVP-Regional Market Director-NY & Strategic Operations
Peter M. Moglia	Chief Investment Officer	Larry J. Diamond	SVP-Regional Market Director-Mid Atlantic
Vincent R. Ciruzzi	SVP-Construction and Development	Stephen A. Richardson	EVP-Regional Market Director-San Francisco
		Daniel J. Ryan	SVP-Regional Market Director-San Diego & Strategic Operations

Company Information

Corporate Headquarters	Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	New York Stock Exchange (“NYSE”)	Phone: (626) 396-4828
Pasadena, California 91101	Common stock: ARE	E-mail: corporateinformation@are.com
	Series C preferred stock: ARE-C	Web: www.are.com

Common Stock Data (NYSE: ARE)

	3Q11	2Q11	1Q11	4Q10	3Q10
High trading price	$85.33	$83.08	$80.72	$76.19	$73.89
Low trading price	$59.33	$75.09	$72.99	$65.60	$60.11
Closing stock price, average for period	$72.68	$78.31	$76.79	$71.25	$69.28
Closing stock price, at the end of the quarter	$61.39	$77.42	$77.97	$73.26	$70.00
Dividends per share – annualized	$1.88	$1.80	$1.80	$1.80	$1.40
Closing dividend yield – annualized	3.1%	2.3%	2.3%	2.5%	2.0%
Common shares outstanding at the end of the quarter	61,463,839	61,380,268	55,049,730	54,966,925	54,891,638
Closing market value of outstanding common shares (in thousands)	$3,773,265	$4,752,060	$4,292,227	$4,026,877	$3,842,415

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Equity Research Coverage and Rating Agencies

September 30, 2011

Equity Research Coverage
Argus Research		The Goldman Sachs Group, Inc.		Morningstar
William Eddleman, Jr.	(212) 425-7500	Jonathan Habermann	(917) 343-4260	Phillip Martin	(312) 286-9905
		Sloan Bohlen	(212) 902-2796	Jason Ren	(312) 244-7008
		Conor Fennerty	(212) 902-4227

Banc of America Securities-Merrill Lynch		Green Street Advisors		RBC Capital Markets
James Feldman	(646) 855-5808	John Stewart	(949) 640-8780	Dave Rodgers	(440) 715-2647
Jeffrey Spector	(646) 855-1363	Michael Knott	(949) 640-8780	Michael Carroll	(440) 715-2649
Ji Zhang	(646) 855-2926	Lukas Hartwich	(949) 640-8780

Barclays Capital		International Strategy & Investment Group Inc		RW Baird
Ross Smotrich	(212) 526-2306	Steve Sakwa	(212) 446-9462	David AuBuchon	(314) 445-6520
Matthew Rand	(212) 526-0248	George Auerbach	(212) 446-9459	Justin Webb	(314) 445-6515
		Gwen Clark	(212) 446-5611

Citigroup Global Markets		JMP Securities		Standard & Poor’s
Michael Bilerman	(212) 816-1383	William Marks	(415) 835-8944	Robert McMillan	(212) 438-9522
Quentin Velleley	(212) 816-6981	Rochan Raichura	(415) 835-3909
David Shamis	(212) 816-5186

Cowen and Company		JP Morgan Securities		UBS
James Sullivan	(646) 562-1380	Anthony Paolone	(212) 622-6682	Ross Nussbaum	(212) 713-2484
Michael Gorman	(646) 562-1381	Joseph Dazio	(212) 622-6416	Gabriel Hilmoe	(212) 713-3876
				Jeremy Woods	(212) 713-1102

Credit Suisse		Keefe, Bruyette & Woods		WJB Capital Group
Andrew Rosivach	(415) 249-7942	Sheila McGrath	(212) 887-7793	Jeffrey Langbaum	(646) 344-3310
		Kristin Brown	(212) 887-7738

Rating Agencies
Moody’s Investors Service		Standard & Poor’s
Philip Kibel	(212) 553-4569	Lisa Sarajian	(212) 438-2597
Maria Maslovsky	(212) 553-4831	George Skoufis	(212) 438-2608

Alexandria Real Estate Equities, Inc. is currently covered by the research analysts listed above.  This list may not be complete and is subject to change as firms initiate or discontinue coverage of our company.  Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts, or predictions of Alexandria Real Estate Equities, Inc. or its management.  Alexandria Real Estate Equities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations.  Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports.  Several of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Highlights

Three Months Ended September 30, 2011:

•                   Received Baa2/BBB- Stable Outlook Investment Grade Issuer Rating from Two Major Rating Agencies

•                   Three Months Ended September 30, 2011, Funds from Operations (“FFO”) Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.11 Before Loss on Early Extinguishment of Debt and Non-Cash Impairment Charge, Compared to Three Months Ended September 30, 2010, FFO Per Share (Diluted) of $1.11 Before Loss on Early Extinguishment of Debt

•                   Three Months Ended September 30, 2011, Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.40, Compared to Three Months Ended September 30, 2010, Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.45

•                   Executed 56 Leases for 985,000 Rentable Square Feet, Including 458,000 Rentable Square Feet of Redevelopment and Development Space; Second Highest Single Quarter of Leasing Activity in Company History

•                   Cash and GAAP Rental Rate Decrease of 3.0% and Increase of 2.8%, Respectively, on Renewed/Re-leased Space

•                   Cash and GAAP Same Property Net Operating Income Increase of 4.8% and Decrease of 0.2%, Respectively

•                   Occupancy of Operating Properties Increases to 94.6%; Occupancy of Operating and Redevelopment Properties Increases to 89.3%

•                   Repurchased, in Privately Negotiated Transactions, $121.1 Million of 3.70% Unsecured Convertible Notes

•                   Repaid Two Secured Loans Aggregating $11.2 Million

•                   Sold Parcel of Land Located in the San Diego Market for $17.3 Million

•                   Executed Long Term Lease for 307,000 Rentable Square Feet Single Tenant Ground-Up Development at Alexandria Center™ at Kendall Square Located in Cambridge, Massachusetts

•                   Completed Ground-up Development of a 97,000 Rentable Square Feet Single Tenant Building Located in the Research Triangle Park Market; 100% Leased

•                   Completed Redevelopment of 47,500 Rentable Square Feet Located in the Greater Boston Market; 100% Leased

•                   Completed Ground Lease of Land and Improvements in Canada to Tenant for Construction of a 783,255 Rentable Square Foot Laboratory Building

Nine Months Ended September 30, 2011:

•                   Nine Months Ended September 30, 2011, FFO Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $3.40 Before Loss on Early Extinguishment of Debt and Non-Cash Impairment Charge, Compared to Nine Months Ended September 30, 2010, FFO Per Share (Diluted) of $3.29 Before Loss on Early Extinguishment of Debt

•                   Nine Months Ended September 30, 2011, Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $1.29, Compared to Nine Months Ended September 30, 2010, Earnings Per Share (Diluted) Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders of $0.49

•                   Executed 143 Leases for 2,265,000 Rentable Square Feet, Including 634,000 Rentable Square Feet of Redevelopment and Development Space

•                   Cash and GAAP Rental Rate Decrease of 0.7% and Increase of 2.5%, Respectively, on Renewed/Re-leased Space

•                   Cash and GAAP Same Property Net Operating Income Increases of 5.5% and 0.2%, Respectively

•                   Repurchased, in Privately Negotiated Transactions, $217.1 Million of 3.70% Unsecured Convertible Notes

•                   Closed $750 Million Unsecured Term Loan

•                   Extended Maturity Date and Increased Commitments on Unsecured Line of Credit to $1.5 Billion

•                   Acquired 4755 Nexus Center Drive, a Newly and Partially Completed 41,710 Rentable Square Foot Development Project Located in University Town Center in the San Diego Market

•                   Acquired 409 and 499 Illinois Street, a Newly and Partially Completed 453,256 Rentable Square Foot Development Project Located in Mission Bay, San Francisco

•                   Awarded LEED® Platinum Certification for 10300 Campus Pointe Drive, a Property Located in University Town Center in the San Diego Market

•                   Awarded LEED® Gold Certifications for Alexandria Center™ for Life Science – New York City, 199 E. Blaine Street, a Property Located in the Seattle Market, and 455 Mission Bay Blvd., a Property Located in the San Francisco Market

October 2011:

•                   Board of Directors Elects Stephen A. Richardson as Chief Operating Officer and Regional Market Director – San Francisco

•                   Extended 2011 Maturity Date of $76 Million Secured Loan Into 2012 and in Discussions for an Additional 3-5 Year Extension

•                   Sold a 30,000 Rentable Square Foot Property Located in the Suburbs of Boston, for $2.9 Million

•                   Repaid Two Secured Loans Aggregating $32.7 Million

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Financial Results

Revenue Trend – Past

For the three months ended September 30, 2011, we reported an increase in total revenues to $143,427,000 from $142,918,000 for the three months ended June 30, 2011.  During the three months ended September 30, 2011, total rental revenue declined approximately $3 million. The decline in rental revenue was primarily due to the transition of three properties. Approximately $2 million of the decline in rental revenue related to 5200 Research Place, a property transitioning from a short term sale lease back with Biogen Idec Inc. to a 20 year triple net lease with Illumina, Inc. The original short-term lease with Biogen Idec Inc. was for an original term of 15 months. Upon execution of a lease with Illumina, Inc., we amended the short term lease with Biogen Idec Inc. in order to deliver space to Illumina, Inc. at an earlier date. The primary reason for the $2 million decline in rental revenue at this property was due to a $1.7 million decline in amortization of below market lease revenue. Annualized base rent per square foot at 5200 Research Place is expected to be approximately $38.26 per rentable square foot in the three months ended December 31, 2011, pursuant to a 20 year lease with Illumina, Inc. An additional $1 million decline in rental revenue from the three months ended June 30, 2011, to the three months ended September 30, 2011, was primarily due to 1) a decline in rental revenue for an office property located in Cambridge that will undergo a conversion into a laboratory building through redevelopment beginning in October 2011, and 2) another property located in the suburbs of Boston, in transition during the quarter from a prior tenant to a new tenant, resulting in a temporary decline in rental revenue. As of October 2011, the new tenant was in full occupancy of this property.

Revenue Trend – Future

Rental revenue and net operating income are projected to increase significantly quarter to quarter from the three months ended December 31, 2011, to the three months ended December 31, 2012.  Annualized three months ended December 31, 2012, net operating income, when compared to annualized three months ended December 31, 2011, net operating income, is expected to increase by approximately $42 to $47 million primarily related to current and future redevelopment and development projects, a significant amount which is pre-leased.  Additionally, the increase in net operating income is also due to annual contractual steps in cash rents, recent and anticipated leasing, and lease-up of vacant space.

Funds from Operations and Net Income Attributable to Alexandria Real Estate Equities, Inc.’s Common Stockholders

For the three months ended September 30, 2011, we reported FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $67,972,000, or $1.11 per share (diluted), before loss on early extinguishment of debt and non-cash impairment charge, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $55,151,000, or $1.11 per share (diluted), before loss on early extinguishment of debt, for the three months ended September 30, 2010.  For the nine months ended September 30, 2011, we reported FFO attributed to Alexandria Real Estate Equities, Inc.’s common stockholders of $198,237,000, or $3.40 per share (diluted), before loss on early extinguishment of debt and non-cash impairment charge, compared to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $163,686,000, or $3.29 per share (diluted), before loss on early extinguishment of debt, for the nine months ended September 30, 2010.  During the nine months ended September 30, 2011, we recognized an aggregate loss on early extinguishment of debt of approximately $6.5 million related to the repurchases, in privately negotiated transactions, of approximately $217.1 million of certain of our 3.70% unsecured convertible notes and the partial and early repayment of our unsecured term loan.  In addition, we recognized a non-cash impairment charge of approximately $1.0 million related to one property during the nine months ended September 30, 2011.  We sold this property to a user in October 2011 for approximately $2.9 million.  Including the aggregate loss on early extinguishment of debt and non-cash impairment charge, FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three and nine months ended September 30, 2011, was $64,274,000, or $1.05 per share (diluted), and 190,826,000, or $3.27 per share (diluted), respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Financial Results (continued)

FFO is a non-GAAP measure widely used by real estate investment trusts.  We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in its April 2002 White Paper and related implementation guidance.  A reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders in accordance with United States generally accepted accounting principles (“GAAP”) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is included in the financial information accompanying this press release.  The primary reconciling items between GAAP net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders are depreciation and amortization expense and gain on sales of property. Depreciation and amortization expense for the three months ended September 30, 2011 and 2010, was $39,990,000 and $32,009,000, respectively.  Depreciation and amortization expense for the nine months ended September 30, 2011 and 2010, was $117,060,000 and $92,089,000, respectively.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the three months ended September 30, 2011, was $24,662,000 or $0.40 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $22,235,000, or $0.45 per share (diluted), for the three months ended September 30, 2010.  Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the nine months ended September 30, 2011, was $75,013,000, or $1.29 per share (diluted), compared to net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders of $22,467,000, or $0.49 per share (diluted), for the nine months ended September 30, 2010.

The following table summarizes the significant items that impacted FFO (diluted) during each period presented (dollars in thousands, except per share amounts):

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted), as reported	$64,274	$65,921	$60,636	$58,474	$53,862	$190,826	$121,292
Loss on early extinguishment of debt	2,742	1,248	2,495	2,372	1,300	6,485	42,796
Non-cash impairment charge	994	–	–	–	–	994	–
Impact of unvested restricted stock awards	(38)	(11)	(21)	(20)	(11)	(68)	(402)
FFO (diluted), as adjusted	$67,972	$67,158	$63,110	$60,826	$55,151	$198,237	$163,686

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted), as reported	61,310,016	58,519,169	54,973,802	54,893,410	49,864,225	58,290,792	49,745,649

FFO per share (diluted), as adjusted	$1.11	$1.15	$1.15	$1.11	$1.11	$3.40	$3.29

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Leasing Activity

For the three months ended September 30, 2011, we executed a total of 56 leases for approximately 985,000 rentable square feet at 40 different properties (excluding month-to-month leases).  Of this total, approximately 402,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 583,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 583,000 rentable square feet, approximately 458,000 rentable square feet were related to our development or redevelopment programs, with the remaining approximately 125,000 rentable square feet related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 2.8% higher on a GAAP basis than rental rates for the respective expiring leases.

For the nine months ended September 30, 2011, we executed a total of 143 leases for approximately 2,265,000 rentable square feet at 60 different properties (excluding month-to-month leases).  Of this total, approximately 1,171,000 rentable square feet related to new or renewal leases of previously leased space (renewed/re-leased space) and approximately 1,094,000 rentable square feet related to developed, redeveloped, or previously vacant space.  Of the 1,094,000 rentable square feet, approximately 634,000 rentable square feet were related to our development or redevelopment programs, and the remaining approximately 460,000 rentable square feet were related to previously vacant space.  Rental rates for these new or renewal leases (renewed/re-leased space) were on average approximately 2.5% higher on a GAAP basis than rental rates for the respective expiring leases.

As of September 30, 2011, approximately 95% of our leases (on a rentable square footage basis) were triple net leases, requiring tenants to pay substantially all real estate taxes, insurance, utilities, common area, and other operating expenses (including increases thereto) in addition to base rent.  Additionally, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures, and approximately 94% of our leases (on a rentable square footage basis) contained effective annual rent escalations that were either fixed or indexed based on the consumer price index or another index.

Investment Grade Rating

In July 2011, we received a Baa2 (stable outlook) and a BBB- (stable outlook) investment grade rating from two major rating agencies.  Key strengths of our balance sheet and business which highlight our investment grade credit profile include, among others, solid liquidity on balance sheet, diverse and credit worthy tenant base, well located properties proximate to leading research institutions, favorable lease terms, solid and stable occupancy and cash flows, and proven life science and real estate expertise.  This significant milestone broadens our access to another key source of capital and allows us to continue to pursue our long-term capital, investment, and operating strategies.  Issuance of unsecured bonds will allow us to transition bank related debt financing to unsecured bonds, variable rate debt to fixed rate debt, and short tenured debt to long tenured debt.

Unsecured Credit Facility

In January 2011, we entered into a third amendment (the “Third Amendment”) to our second amended and restated credit agreement dated October 31, 2006, as further amended on December 1, 2006 and May 2, 2007 (the “Prior Credit Agreement,” and as amended by the Third Amendment, the “Amended Credit Agreement”), with Bank of America, N.A., as administrative agent, and certain lenders. The Third Amendment amended the Prior Credit Agreement to, among other things, increase the maximum permitted borrowings under the unsecured line of credit from $1.15 billion to $1.5 billion, plus a $750 million unsecured term loan (the “2012 Unsecured Term Loan” and together with the unsecured line of credit, the “Unsecured Credit Facility”) and provided an accordion option to increase commitments under the Unsecured Credit Facility by up to an additional $300 million.  Borrowings under the Unsecured Credit Facility bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the Amended Credit Agreement (the “Applicable Margin”).  The Applicable Margin for LIBOR borrowings outstanding under the revolving credit facility was 2.3% as of September 30, 2011.  The Applicable Margin for the LIBOR borrowings under the 2012 Unsecured Term Loan was not amended in the Third Amendment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Unsecured Credit Facility (continued)

Under the Third Amendment, the maturity date for the unsecured line of credit is January 2015, assuming we exercise our sole right under the amendment to extend this maturity date twice by an additional six months after each exercise.  The maturity date of the 2012 Unsecured Term Loan is October 2012.  The Third Amendment modified certain financial covenants with respect to the Unsecured Credit Facility, including the fixed charge coverage ratio, secured debt ratio, leverage ratio, and minimum book value, and added covenants relating to an unsecured leverage ratio and unsecured debt yield.

2016 Unsecured Term Loan

In February 2011, we entered into a $250 million unsecured term loan.  In June 2011, we amended this $250 million unsecured term loan (as amended, the “2016 Unsecured Term Loan”) to, among other things, increase the borrowings from $250 million to $750 million and to extend the maturity from January 2015 to June 2016, assuming we exercise our sole right to extend the maturity date by one year.  Borrowings under the 2016 Unsecured Term Loan bear interest at LIBOR or the specified base rate, plus in either case a margin specified in the amended unsecured term loan agreement.  The applicable margin for the LIBOR borrowings under the 2016 Unsecured Term Loan as of September 30, 2011, was 1.65%.  Under the 2016 Unsecured Term Loan agreement, the financial covenants were not amended and are identical to the financial covenants required under our existing Unsecured Credit Facility.  The 2016 Unsecured Term Loan may be repaid at any date prior to maturity without a prepayment penalty.  The net proceeds from this 2016 Unsecured Term Loan were used to reduce outstanding borrowings on the 2012 Unsecured Term Loan from $750 million to $250 million.  As a result of this early repayment, in the three and six months ended June 30, 2011, we recognized a loss on early extinguishment of debt of approximately $1.2 million related to the write-off of unamortized loan fees.

3.70% Unsecured Convertible Notes

During the three months ended September 30, 2011, we repurchased, in privately negotiated transactions, approximately $121.1 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $122.8 million.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $2.7 million.  As of September 30, 2011, approximately $84.3 million of our 3.70% unsecured convertible notes was outstanding, net of approximately $0.5 million of unamortized discount.

During the three months ended March 31, 2011, we repurchased, in privately negotiated transactions, approximately $96.1 million of certain of our 3.70% unsecured convertible notes at an aggregate cash price of approximately $98.6 million.  As a result of these repurchases, we recognized an aggregate loss on early extinguishment of debt of approximately $2.5 million during the three months ended March 31, 2011.

Acquisitions

In June 2011, we acquired 285 Bear Hill Road, a 26,270 rentable square foot office property located in the Greater Boston market, for approximately $3.9 million.  We plan to begin the redevelopment of this property into life science laboratory space in the three months ended December 31, 2011.  Based on our view of existing market conditions and certain assumptions at the time of the acquisition, we expect to achieve a stabilized yield on a GAAP and cash basis for this property of approximately 8.6% and 8.0%, respectively.  Stabilized yield on cost is calculated as the quotient of net operating income and our investment in the property at stabilization (“Stabilized Yield”).

In April 2011, we acquired 409 and 499 Illinois Street, a newly and partially completed world-class 453,256 rentable square foot laboratory/office development project located on a highly desirable waterfront location in Mission Bay, San Francisco, for approximately $293 million.  409 Illinois Street is a 241,659 rentable square foot tower that is 97% leased to a life science company through November 2023.  499 Illinois Street is a vacant 211,597 rentable square foot tower in shell condition for which we plan to complete the development.  Based on our view of existing market conditions and certain assumptions at the time of the acquisition, we expect to achieve a Stabilized Yield on a GAAP and cash basis for this property in the range of 7.2% to 7.6% and 6.5% to 7.0%, respectively.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Dispositions

In August 2011, we sold a parcel of land located in San Diego, California for approximately $17.3 million at a gain of $46,000.  The buyer is expected to construct a building with approximately 249,000 rentable square feet, representing a sale price of approximately $70 per rentable square foot.

During the three months ended September 30, 2011, 13-15 DeAngelo Drive, a vacant 30,000 rentable square foot property, located in the suburbs of Boston, Massachusetts, met the criteria for classification as “held for sale.”  This property was occupied by a credit life science tenant through June 30, 2011.  Upon move out, a user for the building presented an offer for the purchase of the building in the three months ended September 30, 2011.  As a result, we recognized an impairment charge of approximately $1.0 million in the three months ended September 30, 2011, to adjust the carrying value to the estimated fair value less costs to sell.  In October 2011, we sold 13-15 DeAngelo Drive to that user, for approximately $2.9 million, representing a sale price of approximately $97 per rentable square foot.

Development

In August 2011, we completed the ground-up development of 7 Triangle Drive, a 97,000 rentable square foot single-tenant building located in the Research Triangle Park market, which is currently 100% leased as of September 30, 2011.  Our Stabilized Yield on a GAAP and cash basis for this property was approximately 9.3% and 8.3%, respectively.

In July 2011, we executed a new lease for a 307,000 rentable square feet ground-up development with Biogen Idec, Inc. at Alexandria CenterTM at Kendall Square.  The ground breaking for this project will occur in late October 2011, and we will add the project to our disclosure of active ground-up development for the three months ended December 31, 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Earnings Outlook

Based on our current view of existing market conditions and certain current assumptions, we expect our FFO per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders and earnings per share (diluted) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the years ended December 31, 2011 and 2012 will be as follows:

	Year Ended December 31,
	2011		2012
FFO per share (diluted)	$4.38	(1)	$4.50 - $4.54
Earnings per share (diluted)	$1.72	(1)	$1.85 - $1.89

(1)          Includes loss on early extinguishment of debt and non-cash impairment charge of approximately $6.5 million and $1.0 million, respectively, or approximately $0.13 per share in aggregate, for the nine months ended September 30, 2011.

The following table provides a reconciliation of our prior FFO per share (diluted) guidance to our current guidance for year ended December 31, 2011:

	As Disclosed in Second Quarter Earnings	Change	As Disclosed in Third Quarter Earnings

Guidance range as reported on May 4, 2011, in connection with our first quarter 2011 earnings call	$4.52 - $4.57		$4.52 - $4.57

Loss on early extinguishment of debt in June 2011	(0.02)	–	(0.02)
Loss on early extinguishment of debt in July 2011	(0.04)	–	(0.04)
Loss on early extinguishment of debt in August and September 2011	–	(0.01)	(0.01)
Refinancing of 2012 Unsecured Term Loan	(0.02)	–	(0.02)
Deferral of unsecured debt financing assumption (previously estimated in 2011)	(0.05)	0.05	–
Decrease in estimated acquisitions	(0.01)	(0.01)	(0.02)
Timing of repurchases of convertible notes and extension of secured notes	(0.01)	(0.01)	(0.02)
Non-cash impairment charge	–	(0.02)	(0.02)
Increase in general and administrative expenses	–	(0.01)	(0.01)
Non-recoverable operating expenses	–	(0.01)	(0.01)
	(0.15)	(0.02)	(0.17)

Guidance, as reported	$4.37 - $4.42		$4.38

Rental revenue and net operating income are projected to increase significantly quarter to quarter from the three months ended December 31, 2011, to the three months ended December 31, 2012.  Annualized three months ended December 31, 2012 net operating income, when compared to annualized three months ended December 31, 2011 net operating income, is expected to increase by approximately $42 to $47 million primarily related to current and future redevelopment and development projects, a significant amount which is pre-leased.  Additionally, the increase in net operating income is also due to annual contractual steps in cash rents, recent and anticipated leasing, and lease-up of vacant space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Sources and Uses of Capital

We expect that our principal liquidity needs for the three months ended December 31, 2011, through three months ended December 31, 2012, will be satisfied by the following multiple sources of capital as shown in the table below (amounts in millions). For the three months ended December 31, 2011, and for the year ended December 31, 2012, we expect to have significant capital requirements, including amounts shown in the table below.  There can be no assurance that our sources and uses of capital will not be materially higher or lower than these expectations.

Sources of Capital for Fourth Quarter 2011 Through Fourth Quarter 2012	4Q11 through 4Q12
Cash and cash equivalents as of September 30, 2011	$73
Restricted cash as of September 30, 2011	28
Net cash provided by operating activities	310	(1)
Asset sales	112	(2)
Availability under our $1.5 billion unsecured line of credit as of September 30, 2011	686
Extended 2011 maturity date of secured loan into 2012	76	(3)
New unsecured term loan (see footnote (4) below)	450
Unsecured senior notes	TBD	(5)
Total	$1,735

	Three Months Ended December 31,		Year Ended December 31,
Uses of Capital	2011		2012
Acquisitions	$20		$–
Construction:
Redevelopment projects	62		148
Development projects	20		147
Projects in India and China	21		62
Preconstruction and other projects	16		16
Secured notes payable principal repayments	79	(3)	13
Unsecured convertible note principal repayments	–		85
2012 Unsecured Term Loan principal repayment	–		250	(4)
Preferred stock dividends	7		28
Common stock dividends	29		116
Total	$254	(3)	$865	(4)

(1)    Represents net cash provided by operating activities for the nine months ended September 30, 2011, multiplied by 167.7% in order to estimate net cash provided by operating activities for the fourth quarter 2011 through fourth quarter 2012.

(2)    In light of current market conditions, we expect to implement a more aggressive asset disposition strategy, beyond estimated asset sales in this table, to provide capital for reinvestment into our business.

(3)    Amount includes a $76 million secured bank loan.  We extended the 2011 maturity date of this loan into 2012 and are in discussions for an additional 3-5 year extension.

(4)    Our 2012 Unsecured Term Loan matures in October 2012.  We are currently negotiating a new unsecured term loan with a target amount between $400 and $500 million.  The proceeds of this new loan will be used initially to reduce outstanding balances on our unsecured line of credit.  Ultimately, a portion of these proceeds will provide funds to repay our 2012 Unsecured Term Loan.

(5)    Amount and timing of issuance of unsecured bonds will be subject to the debt capital market environment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Third Quarter Ended September 30, 2011 Financial and Operating Results

Client Tenant Base

The quality, diversity, breadth, and depth of our significant relationships with our life science client tenants provide Alexandria Real Estate Equities, Inc. with solid cash flows. As of September 30, 2011, Alexandria’s multinational pharmaceutical client tenants represented approximately 25% of our annualized base rent, led by Novartis AG, Eli Lilly and Company, Roche Holding Ltd, Bristol-Myers Squibb Company, GlaxoSmithKline plc, and Pfizer Inc.; public biotechnology companies represented approximately 17% and included Amgen Inc., Gilead Sciences, Inc., Biogen Idec Inc., and Celgene Corporation; revenue-producing life science product and service companies represented approximately 22%, led by Illumina, Inc., Quest Diagnostics Incorporated, Qiagen N.V., Laboratory Corporation of America Holdings, and Monsanto Company; government agencies and renowned medical and research institutions represented approximately 16% and included Massachusetts Institute of Technology, The Scripps Research Institute, The Regents of the University of California, Fred Hutchinson Cancer Research Center, University of Washington, Sanford-Burnham Medical Research Institute, and the United States Government; private biotechnology companies represented approximately 15% and included high-quality, leading-edge companies with blue-chip venture and institutional investors, including FibroGen, Inc., Achaogen Inc., Intellikine, Inc., MacroGenics, Inc., and Forma Therapeutics, Inc.; and the remaining approximately 5% consisted of traditional office tenants. Alexandria’s strong life science underwriting skills, long-term life science industry relationships, and sophisticated management with both real estate and life science operating expertise set the Company apart from all other publicly traded REITs and real estate companies.

Earnings Call Information

We will host a conference call on Wednesday, October 26, 2011, at 3:00 p.m. Eastern Time (“ET”)/12:00 p.m. noon Pacific Time (“PT”) that is open to the general public to discuss our financial and operating results for the three months ended September 30, 2011.  To participate in this conference call, dial (719) 457-2668 and confirmation code 7211433, shortly before 3:00 p.m. ET/12:00 p.m. noon PT.  The audio web cast can be accessed at: www.are.com, in the Corporate Information section.  A replay of the call will be available for a limited time from 6:00 p.m. ET/3:00 p.m. PT on Wednesday, October 26, 2011.  The replay number is (719) 457-0820 and the confirmation code is 7211433.

Additionally, a copy of Alexandria Real Estate Equities, Inc.’s Supplemental Financial, Operating, & Property Information for the three months ended September 30, 2011, and this press release are available in the Corporate Information section of our website at www.are.com.

About the Company

Alexandria Real Estate Equities, Inc., Landlord of Choice to the Life Science Industry®, is the largest owner and preeminent REIT focused principally on cluster development through the ownership, operation, management, and selective acquisition, redevelopment, and development of properties containing life science laboratory space.  Alexandria is the leading provider of high-quality, environmentally sustainable real estate, technical infrastructure, and services to the broad and diverse life science industry.  Client tenants include institutional (universities and independent non-profit institutions), pharmaceutical, biotechnology, medical device, product, and service entities, and government agencies.  Alexandria’s primary business objective is to maximize stockholder value by providing its stockholders with the greatest possible total return based on a multifaceted platform of internal and external growth. Alexandria’s operating platform is based on the principle of “clustering” with assets and operations located adjacent to life science entities driving growth and technological advances within each cluster.

As of October 25, 2011, we had 171 properties aggregating 14.9 million rentable square feet comprised of approximately 13.6 million rentable square feet of operating properties, approximately 747,248 rentable square feet undergoing active redevelopment, and approximately 531,486 rentable square feet undergoing active development.  Our asset base will enable us to grow to approximately 33.4 million rentable square feet through additional ground-up development and other projects of approximately 18.5 million rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
Revenues
Rental	$106,160	$109,149	$105,997	$99,053	$89,567	$321,306	$266,349
Tenant recoveries	34,792	32,843	32,627	30,211	29,179	100,262	81,655
Other income	2,475	926	794	1,625	1,568	4,195	3,555
Total revenues	143,427	142,918	139,418	130,889	120,314	425,763	351,559

Expenses
Rental operations	42,608	40,239	40,697	36,284	33,154	123,544	94,275
General and administrative	10,297	10,758	9,497	8,601	8,042	30,552	25,777
Interest	14,273	16,567	17,810	17,158	16,078	48,650	52,351
Depreciation and amortization	39,652	40,069	36,468	34,289	31,758	116,189	91,334
Total expenses	106,830	107,633	104,472	96,332	89,032	318,935	263,737
Income from continuing operations before loss on early extinguishment of debt	36,597	35,285	34,946	34,557	31,282	106,828	87,822

Loss on early extinguishment of debt	(2,742)	(1,248)	(2,495)	(2,372)	(1,300)	(6,485)	(42,796)
Income from continuing operations	33,855	34,037	32,451	32,185	29,982	100,343	45,026

(Loss) income from discontinued operations, net	(906)	274	174	373	479	(458)	1,996

Gain on sales of land parcels	46	–	–	59,442	–	46	–
Net income	32,995	34,311	32,625	92,000	30,461	99,931	47,022

Net income attributable to noncontrolling interests	966	938	929	944	920	2,833	2,785
Dividends on preferred stock	7,089	7,089	7,089	7,089	7,089	21,267	21,268
Net income attributable to unvested restricted stock awards	278	298	242	726	217	818	502
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,662	$25,986	$24,365	$83,241	$22,235	$75,013	$22,467

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic
Continuing operations	$0.41	$0.44	$0.44	$1.51	$0.44	$1.30	$0.45
Discontinued operations, net	(0.01)	–	–	0.01	0.01	(0.01)	0.04
Earnings per share – basic	$0.40	$0.44	$0.44	$1.52	$0.45	$1.29	$0.49

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted
Continuing operations	$0.41	$0.44	$0.44	$1.51	$0.44	$1.30	$0.45
Discontinued operations, net	(0.01)	–	–	0.01	0.01	(0.01)	0.04
Earnings per share – diluted	$0.40	$0.44	$0.44	$1.52	$0.45	$1.29	$0.49

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2011	2011	2011	2010	2010
Assets
Investments in real estate	$6,635,872	$6,534,433	$6,145,499	$6,060,821	$5,861,816
Less: accumulated depreciation	(710,580)	(679,081)	(647,034)	(616,007)	(588,167)
Investments in real estate, net	5,925,292	5,855,352	5,498,465	5,444,814	5,273,649
Cash and cash equivalents	73,056	60,925	78,196	91,232	110,811
Restricted cash	27,929	23,432	30,513	28,354	35,295
Tenant receivables	6,599	4,487	7,018	5,492	4,929
Deferred rent	132,954	125,867	123,091	116,849	108,303
Investments	88,777	88,862	88,694	83,899	80,941
Other assets	200,949	184,359	157,366	135,221	134,697
Total assets	$6,455,556	$6,343,284	$5,983,343	$5,905,861	$5,748,625

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$760,882	$774,691	$787,945	$790,869	$841,317
Unsecured line of credit	814,000	575,000	679,000	748,000	554,000
Unsecured term loans	1,000,000	1,000,000	1,000,000	750,000	750,000
Unsecured convertible notes	84,484	203,638	202,521	295,293	374,146
Accounts payable, accrued expenses, and tenant security deposits	330,044	300,030	283,013	304,257	294,833
Dividends payable	35,287	34,068	31,172	31,114	25,554
Total liabilities	3,024,697	2,887,427	2,983,651	2,919,533	2,839,850

Redeemable noncontrolling interests	15,931	15,899	15,915	15,920	15,945

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Series C preferred stock	129,638	129,638	129,638	129,638	129,638
Series D cumulative convertible preferred stock	250,000	250,000	250,000	250,000	250,000
Common stock	614	614	551	550	549
Additional paid-in capital	3,025,444	3,024,603	2,568,976	2,566,238	2,504,365
Retained earnings	–	–	360	734	–
Accumulated other comprehensive loss	(32,202)	(6,272)	(7,193)	(18,335)	(33,348)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	3,373,494	3,398,583	2,942,332	2,928,825	2,851,204
Noncontrolling interests	41,434	41,375	41,445	41,583	41,626
Total equity	3,414,928	3,439,958	2,983,777	2,970,408	2,892,830
Total liabilities, noncontrolling interests, and equity	$6,455,556	$6,343,284	$5,983,343	$5,905,861	$5,748,625

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings per Share

(Dollars in thousands, except per share amounts)

 (Unaudited)

Earnings per Share

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic earnings per share	$24,662	$25,986	$24,365	$83,241	$22,235	$75,013	$22,467
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	–	2	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	–	–	–	–	–
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for diluted earnings per share	$24,662	$25,986	$24,365	$83,243	$22,235	$75,013	$22,467

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	61,295,659	58,500,055	54,948,345	54,865,654	49,807,241	58,271,270	46,188,308
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	–	–	–	6,047	–	–	–
Dilutive effect of stock options	8,310	13,067	19,410	21,709	23,098	13,475	31,813
Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for diluted earnings per share	61,303,969	58,513,122	54,967,755	54,893,410	49,830,339	58,284,745	46,220,121

Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$0.40	$0.44	$0.44	$1.52	$0.45	$1.29	$0.49
Diluted	$0.40	$0.44	$0.44	$1.52	$0.45	$1.29	$0.49

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Funds from Operations

(Dollars in thousands, except per share amounts)

(Unaudited)

Funds from Operations (“FFO”)

The following table presents a reconciliation of net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the most directly comparable financial measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”), to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders for the periods below:

	Three Months Ended (1)					Nine Months Ended (1)
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,662	$25,986	$24,365	$83,241	$22,235	$75,013	$22,467
Add: Depreciation and amortization	39,990	40,363	36,707	34,551	32,009	117,060	92,089
Add: Net income attributable to noncontrolling interests	966	938	929	944	920	2,833	2,785
Add: Net income attributable to unvested restricted stock awards	278	298	242	726	217	818	502
Subtract: Gain on sales of property	(46)	–	–	(59,442)	–	(46)	(24)
Subtract: FFO attributable to noncontrolling interests	(933)	(1,033)	(1,065)	(1,036)	(1,053)	(3,031)	(3,190)
Subtract: FFO attributable to unvested restricted stock awards	(647)	(638)	(547)	(512)	(491)	(1,837)	(1,090)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for basic FFO per share	64,270	65,914	60,631	58,472	53,837	190,810	113,539
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	4	7	5	2	25	16	7,779
Amounts attributable to unvested restricted stock awards	–	–	–	–	–	–	(26)
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – numerator for FFO per share (diluted)	$64,274	$65,921	$60,636	$58,474	$53,862	$190,826	$121,292

Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic FFO per share	61,295,659	58,500,055	54,948,345	54,865,654	49,807,241	58,271,270	46,188,308
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8% unsecured convertible notes	6,047	6,047	6,047	6,047	33,886	6,047	3,525,528
Dilutive effect of stock options	8,310	13,067	19,410	21,709	23,098	13,475	31,813
Weighted average shares of common stock outstanding for calculating FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for FFO per share (diluted)	61,310,016	58,519,169	54,973,802	54,893,410	49,864,225	58,290,792	49,745,649

FFO per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders
Basic	$1.05	$1.13	$1.10	$1.07	$1.08	$3.27	$2.46
Diluted	$1.05	$1.13	$1.10	$1.07	$1.08	$3.27	$2.44

(1)   See page 8 for additional information on significant items impacting comparability of funds from operations.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Adjusted Funds from Operations
(Dollars in thousands)

(Unaudited)

Adjusted Funds from Operations

The following table presents a reconciliation of FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders to adjusted funds from operations (“AFFO”) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$64,270	$65,914	$60,631	$58,472	$53,837	$190,810	$113,539
Add/(deduct):
Major and recurring capital expenditures (1)	(550)	(698)	(608)	(260)	(329)	(1,856)	(1,072)
Tenant improvements and leasing costs (1)	(2,119)	(1,595)	(803)	(2,583)	(856)	(4,517)	(4,142)
Amortization of loan fees	2,144	2,327	2,278	1,999	1,795	6,749	5,893
Amortization of debt premiums/discounts	750	1,169	1,335	2,032	2,092	3,254	7,967
Amortization of acquired above and below market leases	(940)	(2,726)	(4,854)	(2,364)	(1,927)	(8,520)	(5,504)
Deferred rent/straight-line rent	(7,647)	(2,885)	(6,707)	(9,092)	(6,300)	(17,239)	(13,740)
Stock compensation	3,344	2,749	2,356	2,767	2,660	8,449	8,049
Capitalized income from development projects	930	1,078	1,428	1,486	1,544	3,436	4,202
Deferred rent/straight-line rent on ground leases	1,143	1,099	1,241	1,424	1,364	3,483	3,913
Loss on early extinguishment of debt	2,742	1,248	2,495	2,372	1,300	6,485	42,796
Impairment of real estate	994	–	–	–	–	994	–
Allocation to unvested restricted stock awards	(7)	(14)	16	19	(11)	(6)	(457)
AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$65,054	$67,666	$58,808	$56,272	$55,169	$191,522	$161,444

Weighted average shares of common stock outstanding for calculating earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – denominator for basic earnings per share	61,295,659	58,500,055	54,948,345	54,865,654	49,807,241	58,271,270	46,188,308
Add: Dilutive effect of stock options	8,310	13,067	19,410	21,709	23,098	13,475	31,813
	61,303,969	58,513,122	54,967,755	54,887,363	49,830,339	58,284,745	46,220,121

(1)   See page 52 for further information.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights

(Dollars in thousands, except per share amounts)

(Unaudited)

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Balance Sheet Data
Investments in real estate	$6,635,872	$6,534,433	$6,145,499	$6,060,821	$5,861,816
Accumulated depreciation	$(710,580)	$(679,081)	$(647,034)	$(616,007)	$(588,167)
Investments in real estate, net	$5,925,292	$5,855,352	$5,498,465	$5,444,814	$5,273,649
Tangible non-real estate assets	$237,277	$210,113	$237,805	$240,873	$272,259
Total assets	$6,455,556	$6,343,284	$5,983,343	$5,905,861	$5,748,625
Gross assets (excluding cash and restricted cash)	$7,065,151	$6,938,008	$6,521,668	$6,402,282	$6,190,686
Secured notes payable	$760,882	$774,691	$787,945	$790,869	$841,317
Unsecured line of credit	$814,000	$575,000	$679,000	$748,000	$554,000
Unsecured term loans	$1,000,000	$1,000,000	$1,000,000	$750,000	$750,000
3.7% unsecured convertible notes	$84,250	$203,405	$202,290	$295,063	$373,918
8.0% unsecured convertible notes	$234	$233	$231	$230	$228
Total unsecured debt	$1,898,484	$1,778,638	$1,881,521	$1,793,293	$1,678,146
Total debt	$2,659,366	$2,553,329	$2,669,466	$2,584,162	$2,519,463
Net debt	$2,558,381	$2,468,972	$2,560,757	$2,464,576	$2,373,357
Total liabilities	$3,024,697	$2,887,427	$2,983,651	$2,919,533	$2,839,850
Common shares outstanding	61,463,839	61,380,268	55,049,730	54,966,925	54,891,638
Total market capitalization	$6,815,380	$7,689,383	$7,344,442	$6,994,306	$6,746,649

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Operating Data
Total revenues	$143,427	$142,918	$139,418	$130,889	$120,314
Deferred rent/straight-line rent	$7,647	$2,885	$6,707	$9,092	$6,300
Amortization of acquired above and below market leases	$940	$2,726	$4,854	$2,364	$1,927
Non-cash amortization of discount on unsecured convertible notes	$675	$1,117	$1,268	$1,971	$2,000
Non-cash amortization of discounts (premiums) on secured notes payable	$75	$52	$67	$61	$92
Scheduled debt principal payments	$2,645	$2,886	$2,990	$2,902	$2,911
Loss on early extinguishment of debt	$2,742	$1,248	$2,495	$2,372	$1,300
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted	$24,662	$25,986	$24,365	$83,241	$22,235
Earnings per share – diluted	$0.40	$0.44	$0.44	$1.52	$0.45
FFO attributable to Alexandria Real Estate, Inc.’s common stockholders – diluted	$64,274	$65,921	$60,636	$58,474	$53,862
FFO per share – diluted	$1.05	$1.13	$1.10	$1.07	$1.08
Weighted average common shares outstanding – EPS – diluted	61,303,969	58,513,122	54,967,755	54,893,410	49,830,339
Weighted average common shares outstanding – FFO – diluted	61,310,016	58,519,169	54,973,802	54,893,410	49,864,225

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Financial, Debt, and Other Ratios
Unencumbered net operating income as a percentage of total net operating income	67%	64%	65%	60%	58%
Unencumbered assets gross book value	$5,496,616	$5,342,433	$4,933,395	$4,825,963	$4,583,045
Unencumbered assets gross book value as a percentage of gross assets	77%	76%	74%	74%	72%
Percentage outstanding on unsecured line of credit at end of period	54%	38%	45%	50%	48%
Operating margin	70%	72%	71%	72%	72%
Adjusted EBITDA margin	66%	67%	66%	68%	69%
General and administrative expense as a percentage of total revenues	7.2%	7.5%	6.8%	6.6%	6.7%
EBITDA – trailing 12 months	$409,419	$400,742	$346,393	$335,304	$269,923
Adjusted EBITDA – quarter annualized	$377,168	$380,968	$368,100	$357,756	$330,164
Adjusted EBITDA – trailing 12 months	$370,998	$359,247	$345,055	$331,822	$323,545
Capitalized interest	$16,666	$15,046	$13,193	$14,629	$16,695
Weighted average interest rate used for capitalization during period	4.54%	4.60%	4.57%	4.67%	4.59%
Net debt to Gross Assets (excluding cash and restricted cash) at end of period	36%	36%	39%	39%	38%
Secured debt as a percentage of gross assets at end of period	11%	11%	12%	12%	13%
Net debt to Adjusted EBITDA – quarter annualized	6.8x	6.5x	7.0x	6.9x	7.2x
Net debt to Adjusted EBITDA – trailing 12 months	6.9x	6.9x	7.4x	7.4x	7.3x
Fixed charge coverage ratio – quarter annualized	2.7x	2.7x	2.7x	2.6x	2.3x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.6x	2.4x	2.2x	2.1x
Dividends per share on common stock	$0.47	$0.45	$0.45	$0.45	$0.35
Dividend payout ratio (common stock)	43%	41%	40%	41%	35%

	3Q11	2Q11	1Q11	4Q10	3Q10
Asset Base Statistics
Number of properties at end of period	171	171	168	167	165
Rentable square feet at end of period	14,868,859	14,145,604	13,700,490	13,658,780	12,867,728
Occupancy of operating properties at end of period	94.6%	93.8%	94.2%	94.3%	94.0%
Occupancy including redevelopment properties at end of period	89.3%	88.3%	88.6%	88.9%	89.3%
Annualized base rent per leased rentable square foot	$34.39	$34.06	$33.90	$33.95	$31.91
Leasing activity – YTD rentable square feet	2,265,421	1,280,084	551,622	2,744,239	1,670,004
Leasing activity – Qtr rentable square feet	985,337	728,462	551,622	1,074,235	639,559
Leasing activity – YTD percentage change in rental rates – GAAP basis	2.5%	2.4%	1.6%	4.9%	5.4%
Leasing activity – Qtr percentage change in rental rates – GAAP basis	2.8%	3.1%	1.6%	4.3%	8.1%
Leasing activity – YTD percentage change in rental rates – cash basis	(0.7%)	1.0%	0.8%	2.0%	0.4%
Leasing activity – Qtr percentage change in rental rates – cash basis	(3.0%)	1.5%	0.8%	4.2%	0.7%
Same property YTD percentage change in net operating income – GAAP basis	0.2%	0.5%	0.3%	0.4%	0.6%
Same property Qtr percentage change in net operating income – GAAP basis	(0.2%)	1.7%	0.3%	1.3%	0.1%
Same property YTD percentage change in net operating income – cash basis	5.5%	6.5%	5.8%	1.5%	1.3%
Same property Qtr percentage change in net operating income – cash basis	4.8%	9.4%	5.8%	2.0%	2.3%

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Financial and Asset Base Highlights (continued)

(Unaudited)

Summary of Occupancy Percentage at End of Period

			December 31,
	Average	3Q11	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998

Operating properties	95.2%	94.6%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.3%	89.3%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

Quarterly Percentage Change Same Property Net Operating Income

Summary of Percentage Change in Rental Rates on Renewed/Re-leased Space

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Properties

September 30, 2011

(Dollars in thousands)

(Unaudited)

	Rentable Square Feet				Number of
Markets	Operating	Redevelopment	Development	Total	Properties	Annualized Base Rent

California – San Diego	2,035,798	422,803	165,140	2,623,741	37	$62,924	15%

California – San Francisco	2,117,728	–	366,346	2,484,074	23	80,019	20

Greater Boston	3,280,873	177,662	–	3,458,535	38	122,033	30

NYC/New Jersey/Suburban Philadelphia	747,463	–	–	747,463	9	32,456	8

North Carolina – Research Triangle Park	809,847	30,000	–	839,847	13	17,810	4

Suburban Washington, D.C.	2,436,597	116,783	–	2,553,380	32	54,053	13

Washington – Seattle	937,205	–	–	937,205	11	33,620	8

Domestic markets	12,365,511	747,248	531,486	13,644,245	163	402,915	98

International (1)	1,069,651	–	–	1,069,651	5	8,591	2

Subtotal	13,435,162	747,248	531,486	14,713,896	168	$411,506	100%

Discontinued Operations/“Held for Sale”	154,963	–	–	154,963	3

Total	13,590,125	747,248	531,486	14,868,859	171

(1)          Includes land and improvements subject to a ground lease with a tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Occupancy Percentage

(Unaudited)

Summary of Occupancy Percentage at End of Period

			December 31,
	Average	3Q11	2010	2009	2008	2007	2006	2005	2004	2003	2002	2001	2000	1999	1998

Operating properties	95.2%	94.6%	94.3%	94.1%	94.8%	93.8%	93.1%	93.2%	95.2%	93.9%	96.3%	99.0%	98.4%	95.7%	96.2%

Operating and redevelopment properties	89.3%	89.3%	88.9%	89.4%	90.0%	87.8%	88.0%	87.7%	87.0%	88.4%	89.2%	88.6%	90.8%	91.5%	92.9%

	Operating Properties			Operating and Redevelopment Properties
Markets	9/30/11	6/30/11	3/31/11	9/30/11	6/30/11	3/31/11

California – San Diego	93.4%	92.8%	92.6%	77.4%	76.5%	76.7%

California – San Francisco	95.9	94.5	96.0	95.9	94.5	96.0

Greater Boston	94.2	91.3	92.5	89.3	86.1	86.9

NYC/New Jersey/Suburban Philadelphia	87.7	88.2	85.2	87.7	88.2	85.2

North Carolina – Research Triangle Park	95.7	96.6	94.3	92.3	92.7	90.5

Suburban Washington, D.C.	96.0	96.5	96.3	91.6	92.0	91.8

Washington – Seattle	97.1	99.1	99.1	97.1	99.1	99.1

Domestic markets	94.6	93.9	94.0	89.2	88.3	88.3

International	91.8	90.2	100.0	91.8	90.2	100.0

Total	94.6%	93.8%	94.2%	89.3%	88.3%	88.6%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
September 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California – San Diego
10931/10933 North Torrey Pines Road	Torrey Pines	96,641	-	-	96,641	1	$3,134	99.5%	99.5%
10975 North Torrey Pines Road	Torrey Pines	44,733	-	-	44,733	1	1,700	100.0	100.0
11119 North Torrey Pines Road	Torrey Pines	-	81,816	-	81,816	1	-	N/A	-
3010 Science Park Road	Torrey Pines	74,557	-	-	74,557	1	3,215	100.0	100.0
3115/3215 Merryfield Row	Torrey Pines	158,645	-	-	158,645	2	6,498	89.0	89.0
3530/3550 John Hopkins Court & 3535/3565 General Atomics Court	Torrey Pines	117,058	89,923	-	206,981	4	3,146	95.8	54.2
10300 Campus Point Drive	University Town Center	169,353	203,717	-	373,070	1	6,267	100.0	45.4
4755/4757/4767 Nexus Center Drive	University Town Center	132,330	-	41,710	174,040	3	4,914	100.0	100.0
5200 Research Place	University Town Center	346,581	-	123,430	470,011	1	13,260	100.0	100.0
9363/9373/9393 Towne Center Drive	University Town Center	138,578	-	-	138,578	3	3,408	82.2	82.2
9880 Campus Point Drive	University Town Center	71,510	-	-	71,510	1	2,774	100.0	100.0
5810-5820 Nancy Ridge Drive	Sorrento Mesa	87,298	-	-	87,298	1	1,726	100.0	100.0
5871 Oberlin Drive	Sorrento Mesa	33,817	-	-	33,817	1	856	100.0	100.0
6138-6150 Nancy Ridge Drive	Sorrento Mesa	56,698	-	-	56,698	1	1,586	100.0	100.0
6146/6166 Nancy Ridge Drive	Sorrento Mesa	51,273	-	-	51,273	2	1,008	87.4	87.4
6175/6225/6275 Nancy Ridge Drive	Sorrento Mesa	60,232	47,347	-	107,579	3	419	47.2	26.4
7330 Carroll Road	Sorrento Mesa	66,244	-	-	66,244	1	2,141	89.4	89.4
10505 Roselle Street & 3770 Tansy Street	Sorrento Valley	33,013	-	-	33,013	2	1,001	100.0	100.0
11025/11035/11045 Roselle Street	Sorrento Valley	65,910	-	-	65,910	3	1,035	72.4	72.4
3985 Sorrento Valley Boulevard	Sorrento Valley	60,545	-	-	60,545	1	1,557	100.0	100.0
13112 Evening Creek Drive	I-15 Corridor	109,780	-	-	109,780	1	2,495	100.0	100.0
129/161/165 North Hill Avenue & 6 Thomas	LA Metro	61,002	-	-	61,002	2	784	62.2	62.2
California – San Diego		2,035,798	422,803	165,140	2,623,741	37	$62,924	93.4%	77.4%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
September 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
California – San Francisco
1500 Owens Street	Mission Bay	158,267	-	-	158,267	1	$6,721	93.8%	93.8%
1700 Owens Street	Mission Bay	157,340	-	-	157,340	1	6,803	95.4	95.4
455 Mission Bay Boulevard	Mission Bay	170,058	-	39,942	210,000	1	7,787	100.0	100.0
409/499 Illinois Street	Mission Bay	234,249	-	219,007	453,256	2	14,318	100.0	100.0
249 E. Grand Avenue	South San Francisco	129,501	-	-	129,501	1	5,084	100.0	100.0
341/343 Oyster Point Blvd	South San Francisco	107,960	-	-	107,960	2	1,956	100.0	100.0
400/450 East Jamie Court	South San Francisco	54,603	-	107,397	162,000	2	1,538	100.0	100.0
500 Forbes Boulevard	South San Francisco	155,685	-	-	155,685	1	5,540	100.0	100.0
600/630/650 Gateway Boulevard	South San Francisco	150,960	-	-	150,960	3	3,490	82.6	82.6
681 Gateway Boulevard	South San Francisco	126,971	-	-	126,971	1	6,161	100.0	100.0
7000 Shoreline Court	South San Francisco	136,393	-	-	136,393	1	3,941	100.0	100.0
901/951 Gateway Boulevard	South San Francisco	170,244	-	-	170,244	2	5,355	88.3	88.3
2425 Garcia Ave & 2400/2450 Bayshore Pky	Peninsula	98,964	-	-	98,964	1	2,750	84.0	84.0
2625/2627/2631 Hanover Street	Peninsula	32,074	-	-	32,074	1	1,335	100.0	100.0
3165 Porter Drive	Peninsula	91,644	-	-	91,644	1	3,878	100.0	100.0
3350 W. Bayshore Road	Peninsula	60,000	-	-	60,000	1	1,526	100.0	100.0
75 & 125 Shoreway Road	Peninsula	82,815	-	-	82,815	1	1,836	91.2	91.2
California – San Francisco		2,117,728	-	366,346	2,484,074	23	$80,019	95.9%	95.9%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
September 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Greater Boston
100 Technology Square	Cambridge/Inner Suburbs	255,441	-	-	255,441	1	$17,302	100.0%	100.0%
200 Technology Square	Cambridge/Inner Suburbs	177,101	-	-	177,101	1	10,263	100.0	100.0
300 Technology Square	Cambridge/Inner Suburbs	175,609	-	-	175,609	1	10,640	99.4	99.4
400 Technology Square (1)	Cambridge/Inner Suburbs	145,551	49,225	-	194,776	1	5,285	100.0	74.7
500 Technology Square	Cambridge/Inner Suburbs	184,207	-	-	184,207	1	10,023	98.4	98.4
600 Technology Square	Cambridge/Inner Suburbs	128,224	-	-	128,224	1	4,366	99.6	99.6
700 Technology Square	Cambridge/Inner Suburbs	48,930	-	-	48,930	1	1,680	94.2	94.2
161 First Street	Cambridge/Inner Suburbs	46,356	-	-	46,356	1	1,812	99.5	99.5
167 Sidney Street	Cambridge/Inner Suburbs	26,589	-	-	26,589	1	1,392	100.0	100.0
215 First Street (2)	Cambridge/Inner Suburbs	351,277	15,392	-	366,669	1	10,180	92.4	88.5
300 Third Street	Cambridge/Inner Suburbs	131,639	-	-	131,639	1	7,100	98.3	98.3
480 Arsenal	Cambridge/Inner Suburbs	140,744	-	-	140,744	1	4,503	100.0	100.0
500 Arsenal Street	Cambridge/Inner Suburbs	93,516	-	-	93,516	1	3,960	100.0	100.0
780/790 Memorial Drive	Cambridge/Inner Suburbs	98,497	-	-	98,497	2	6,023	94.2	94.2
79/96 Charlestown Navy Yard	Cambridge/Inner Suburbs	24,940	-	-	24,940	1	-	-	-
99 Erie Street	Cambridge/Inner Suburbs	27,960	-	-	27,960	1	594	42.3	42.3
100 Beaver Street	Rte 128	82,330	-	-	82,330	1	2,093	88.2	88.2
285 Bear Hill Road (3)	Rte 128	26,270	-	-	26,270	1	447	100.0	100.0
19 Presidential Way	Rte 128	128,325	-	-	128,325	1	3,398	100.0	100.0
29 Hartwell Avenue	Rte 128	59,000	-	-	59,000	1	1,902	100.0	100.0
3 Preston Court	Rte 128	30,000	-	-	30,000	1	-	-	-
35 Hartwell Avenue	Rte 128	46,700	-	-	46,700	1	1,650	100.0	100.0
35 Wiggins Avenue	Rte 128	48,640	-	-	48,640	1	724	100.0	100.0
44 Hartwell Avenue	Rte 128	26,828	-	-	26,828	1	1,105	100.0	100.0
45-47 Wiggins Avenue	Rte 128	38,000	-	-	38,000	1	1,114	100.0	100.0
60 Westview Street	Rte 128	40,200	-	-	40,200	1	1,257	100.0	100.0
6-8 Preston Court	Rte 128	54,391	-	-	54,391	1	553	84.0	84.0
111 Forbes Boulevard	Rte 495/Worcester	58,280	-	-	58,280	1	261	28.6	28.6
130 Forbes Boulevard	Rte 495/Worcester	97,566	-	-	97,566	1	871	100.0	100.0
155 Fortune Boulevard	Rte 495/Worcester	36,000	-	-	36,000	1	806	100.0	100.0
20 Walkup Drive	Rte 495/Worcester	-	113,045	-	113,045	1	-	N/A	-
30 Bearfoot Road	Rte 495/Worcester	60,759	-	-	60,759	1	2,765	100.0	100.0
306 Belmont Street	Rte 495/Worcester	78,916	-	-	78,916	1	1,139	100.0	100.0
350 Plantation Street	Rte 495/Worcester	11,774	-	-	11,774	1	173	100.0	100.0
377 Plantation Street	Rte 495/Worcester	92,711	-	-	92,711	1	2,082	85.1	85.1
381 Plantation Street	Rte 495/Worcester	92,423	-	-	92,423	1	2,146	100.0	100.0
One Innovation Drive	Rte 495/Worcester	115,179	-	-	115,179	1	2,424	96.3	96.3
Greater Boston		3,280,873	177,662	-	3,458,535	38	$122,033	94.2%	89.3%

(1)             Represents an office building.  The entire building will undergo conversion into laboratory space through redevelopment beginning in October 2011.

(2)             Represents an office building that has undergone a partial conversion of office space into laboratory space through redevelopment.  We expect to convert additional office space aggregating 31,812 rentable square feet into laboratory space in 2012.

(3)             Represents an office building acquired in June 2011 subject to a lease expiring on November 30, 2011.  The entire building will undergo conversion into laboratory space through redevelopment in December 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
September 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
NYC/New Jersey/Suburban Philadelphia
450 E. 29th Street	Midtown Manhattan	308,388	-	-	308,388	1	$23,726	98.5%	98.5%
100 Phillips Parkway	Bergen County	78,501	-	-	78,501	1	2,220	100.0	100.0
102 Witmer Road	Pennsylvania	50,000	-	-	50,000	1	3,345	100.0	100.0
200 Lawrence Road	Pennsylvania	111,451	-	-	111,451	1	1,246	100.0	100.0
210 Welsh Pool Road	Pennsylvania	59,415	-	-	59,415	1	946	100.0	100.0
5100 Campus Drive	Pennsylvania	21,782	-	-	21,782	1	-	-	-
701 Veterans Circle	Pennsylvania	35,155	-	-	35,155	1	735	100.0	100.0
702 Electronic Drive	Pennsylvania	40,171	-	-	40,171	1	238	42.5	42.5
279 Princeton Road	Princeton	42,600	-	-	42,600	1	-	-	-
NYC/New Jersey/Suburban Philadelphia		747,463	-	-	747,463	9	$32,456	87.7%	87.7%

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
North Carolina – Research Triangle Park
100 Capitola Drive	Research Triangle Park	65,992	-	-	65,992	1	$978	95.8%	95.8%
108/110/112/114 Alexander Road	Research Triangle Park	158,417	-	-	158,417	1	4,954	100.0	100.0
2525 E. NC Highway 54	Research Triangle Park	81,580	-	-	81,580	1	1,655	100.0	100.0
5 Triangle Drive	Research Triangle Park	32,120	-	-	32,120	1	824	100.0	100.0
601 Keystone Park Drive	Research Triangle Park	77,395	-	-	77,395	1	1,306	100.0	100.0
6101 Quadrangle Drive	Research Triangle Park	-	30,000	-	30,000	1	-	N/A	-
7 Triangle Drive	Research Triangle Park	96,626	-	-	96,626	1	2,874	100.0	100.0
7010/7020/7030 Kit Creek	Research Triangle Park	133,654	-	-	133,654	3	2,622	89.3	89.3
800/801 Capitola Drive	Research Triangle Park	119,208	-	-	119,208	2	2,001	92.3	92.3
555 Heritage Drive	Palm Beach	44,855	-	-	44,855	1	596	80.3	80.3
North Carolina – Research Triangle Park		809,847	30,000	-	839,847	13	$17,810	95.7%	92.3%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
September 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Suburban Washington, D.C.
12301 Parklawn Drive	Rockville	49,185	-	-	49,185	1	$1,024	100.0%	100.0%
1330 Piccard Drive	Rockville	131,415	-	-	131,415	1	2,962	79.8	79.8
1405/1413 Research Boulevard	Rockville	176,669	-	-	176,669	2	5,049	100.0	100.0
1500/1550 East Gude Drive	Rockville	90,489	-	-	90,489	2	1,937	100.0	100.0
14920 Broschart Road	Rockville	48,500	-	-	48,500	1	961	100.0	100.0
15010 Broschart Road	Rockville	27,126	11,077	-	38,203	1	583	100.0	71.0
5 Research Court	Rockville	54,906	-	-	54,906	1	1,564	100.0	100.0
5 Research Place	Rockville	63,852	-	-	63,852	1	2,341	100.0	100.0
9800 Medical Center Drive	Rockville	201,896	79,579	-	281,475	4	7,348	97.2	69.7
9920 Medical Center Drive	Rockville	58,733	-	-	58,733	1	428	100.0	100.0
1201 Clopper Road	Gaithersburg	143,585	-	-	143,585	1	3,480	100.0	100.0
1300 Quince Orchard Road	Gaithersburg	54,874	-	-	54,874	1	812	100.0	100.0
16020 Industrial Drive	Gaithersburg	83,541	-	-	83,541	1	1,316	100.0	100.0
19/20/22 Firstfield Road	Gaithersburg	132,639	-	-	132,639	3	3,097	96.3	96.3
25/35/45 West Watkins Mill Road	Gaithersburg	138,938	-	-	138,938	1	3,299	100.0	100.0
401 Professional Drive	Gaithersburg	63,154	-	-	63,154	1	876	77.9	77.9
620 Professional Drive	Gaithersburg	-	26,127	-	26,127	1	-	N/A	-
708 Quince Orchard Road	Gaithersburg	49,624	-	-	49,624	1	1,133	99.3	99.3
9 W. Watkins Mill Road	Gaithersburg	92,449	-	-	92,449	1	2,598	100.0	100.0
910 Clopper Road	Gaithersburg	180,650	-	-	180,650	1	3,120	85.6	85.6
930/940 Clopper Road	Gaithersburg	104,302	-	-	104,302	2	1,654	93.4	93.4
950 Wind River Lane	Gaithersburg	50,000	-	-	50,000	1	1,082	100.0	100.0
8000/9000/10000 Virginia Manor Road (1)	Beltsville	191,884	-	-	191,884	1	3,048	93.2	93.2
14225 Newbrook Drive	Northern Virginia	248,186	-	-	248,186	1	4,341	100.0	100.0
Suburban Washington, D.C.		2,436,597	116,783	-	2,553,380	32	$54,053	96.0%	91.6%

(1)  In 2012, we expect to convert office space aggregating 35,031 rentable square feet through redevelopment into laboratory space.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Property Listing
September 30, 2011
(Dollars in thousands)

(Unaudited)

		Rentable Square Feet						Occupancy Percentage
Address	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
Washington – Seattle
1201 & 1209 Mercer Street	Lake Union	16,740	-	-	16,740	1	$267	100.0%	100.0%
1201/1208 Eastlake Avenue	Lake Union	203,369	-	-	203,369	2	8,747	100.0	100.0
1551 Eastlake Avenue (1)	Lake Union	121,790	-	-	121,790	1	3,105	100.0	100.0
1600 Fairview Avenue	Lake Union	27,991	-	-	27,991	1	1,294	100.0	100.0
1616 Eastlake Avenue (2)	Lake Union	165,493	-	-	165,493	1	5,096	94.7	94.7
199 E. Blaine Street	Lake Union	115,084	-	-	115,084	1	6,089	100.0	100.0
1124 Columbia Street	First Hill	203,817	-	-	203,817	1	6,433	96.3	96.3
3000/3018 Western Avenue	Elliott Bay	47,746	-	-	47,746	1	1,795	100.0	100.0
410 W. Harrison/410 Elliott Avenue West	Elliott Bay	35,175	-	-	35,175	2	794	67.4	67.4
Washington – Seattle		937,205	-	-	937,205	11	$33,620	97.1%	97.1%

Domestic Properties		12,365,511	747,248	531,486	13,644,245	163	$402,915	94.6%	89.2%

		Rentable Square Feet						Occupancy Percentage
Country	Submarket	Operating	Redevelopment	Development	Total	Number of Properties	Annualized Base Rent	Operating	Operating and Redevelopment
International
Canada		46,032	-	-	46,032	1	$1,911	100.0%	100.0%
Canada		66,000	-	-	66,000	1	1,239	100.0	100.0
Canada		106,364	-	-	106,364	1	2,198	78.0	78.0
Canada		68,000	-	-	68,000	1	3,243	100.0	100.0
Canada (3)		783,255			783,255	1	N/A	N/A	N/A
International		1,069,651	-	-	1,069,651	5	$8,591	91.8%	91.8%

Subtotal		13,435,162	747,248	531,486	14,713,896	168	$411,506	94.6%	89.3%

Properties “held for sale”		154,963	-	-	154,963	3

Total		13,590,125	747,248	531,486	14,868,859	171

(1)             Represents an office building that will undergo conversion into laboratory space through redevelopment starting in October 2011.  This redevelopment project is currently 51% pre-leased.

(2)             In 2012, we expect to convert 65,936 rentable square feet of office space through redevelopment into laboratory space.

(3)             Represents land and improvements subject to a ground lease with a tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Debt
September 30, 2011
(Dollars in thousands)
(Unaudited)

Debt Maturities

	Secured Notes Payable			Unsecured Debt
	Our Share	Noncontrolling Interests’ Share	Total Consolidated Secured Notes Payable	Line of Credit and Term Loans		Unsecured Convertible Notes
2011	$78,678	$88	$78,766	$–		$–
2012	12,552	364	12,916	250,000	(1)	84,801
2013	52,599	384	52,983	–		–
2014	209,508	20,868	230,376	–		250
2015	8,004	–	8,004	814,000	(2)	–
Thereafter	378,748	–	378,748	750,000	(3)	–
Subtotal	$740,089	$21,704	761,793	1,814,000		85,051
Unamortized discounts			(911)	–		(567)
Total			$760,882	$1,814,000		$84,484

Secured Notes Payable and Unsecured Debt Analysis

	Outstanding Balance	Percentage of Outstanding Balance	Weighted Average Interest Rate at End of Period (4)	Weighted Average Remaining Term
Secured Notes Payable	$760,882	28.6%	5.95%	4.8 Years
Unsecured Line of Credit	814,000	30.6	2.52	3.3 Years	(2)
2012 Unsecured Term Loan	250,000	9.4	5.63	1.1 Years	(1)
2016 Unsecured Term Loan	750,000	28.2	3.11	4.8 Years	(3)
Unsecured Convertible Notes	84,484	3.2	5.97	0.3 Years
Total Debt	$2,659,366	100.0%	4.07%	3.9 Years

(1)

Our 2012 Unsecured Term Loan matures in October 2012.  We are currently negotiating a new unsecured term loan with a target amount between $400 and $500 million.  The proceeds of this new loan will be used initially to reduce outstanding balances on our unsecured line of credit.  Ultimately, a portion of these proceeds will provide funds necessary to repay our 2012 Unsecured Term Loan.

(2)	Our unsecured line of credit matures in January 2015, assuming we exercise our sole right to extend the maturity twice by an additional six months after each exercise.
(3)	Our 2016 Unsecured Term Loan matures in June 2016, assuming we exercise our sole right to extend the maturity by one year.
(4)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Secured Notes Payable Principal Maturities Through 2015
September 30, 2011

(Dollars in thousands)

(Unaudited)

Description	Maturity Date	Type	Stated Rate	Effective Rate (1)	Amount

Suburban Washington, D.C.	12/22/11	Bank	3.57	3.57	$76,000	(2)
Other scheduled principal repayments/amortization					2,766
2011 Total					$78,766

Greater Boston	3/1/12	Insurance Co.	7.14%	5.83%	$1,357
Other scheduled principal repayments/amortization					11,559
2012 Total					$12,916

California – San Diego	3/1/13	Insurance Co.	6.21%	6.21%	$7,940
Suburban Washington, D.C.	9/1/13	CMBS	6.36	6.36	26,093
California – San Francisco	11/16/13	Other	6.14	6.14	7,527
Other scheduled principal repayments/amortization					11,423
2013 Total					$52,983

Greater Boston	4/1/14	Insurance Co.	5.26%	5.59%	$208,683
San Diego	7/1/14	Bank	6.05	4.88	6,458
San Diego	11/1/14	Bank	5.39	4.00	7,495
Washington – Seattle	11/18/14	Other	5.90	5.90	240
Other scheduled principal repayments/amortization					7,500
2014 Total					$230,376

Other scheduled principal repayments/amortization					$8,004
2015 Total					$8,004

(1)          Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts. The effective rate excludes bank fees and amortization of loan fees.

(2)          We extended the 2011 maturity date of this loan into 2012 and are in discussions for an additional 3-5 year extension.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Fixed/Floating Rate Debt Analysis and Leverage
(Dollars in thousands)
(Unaudited)

Fixed/Floating Rate Debt Analysis

	September 30, 2011	Percentage of Balance	Weighted Average Interest Rate at End of Period (1)	Weighted Average Maturity
Fixed rate debt	$844,586	31.8%	5.96%	4.4 Years
Floating rate debt – hedged	450,000	16.9	6.00	2.7 Years
Floating rate debt – unhedged	1,364,780	51.3	2.27	3.9 Years
Total Debt	$2,659,366	100.0%	4.07%	3.9 Years

Leverage

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Total debt	$2,659,366	$2,553,329	$2,669,466	$2,584,162	$2,519,463
Less: cash, cash equivalents, and restricted cash	(100,985)	(84,357)	(108,709)	(119,586)	(146,106)
Net debt	$2,558,381	$2,468,972	$2,560,757	$2,464,576	$2,373,357

Adjusted EBITDA – quarter annualized	$377,168	$380,968	$368,100	$357,756	$330,164
Adjusted EBITDA – trailing 12 months	$370,998	$359,247	$345,055	$331,822	$323,545
Gross Assets (excluding cash and restricted cash)	$7,065,151	$6,938,008	$6,521,668	$6,402,282	$6,190,686
Net debt to Adjusted EBITDA – quarter annualized	6.8x	6.5x	7.0x	6.9x	7.2x
Net debt to Adjusted EBITDA – trailing 12 months	6.9x	6.9x	7.4x	7.4x	7.3x
Net debt to Gross Assets (excluding cash and restricted cash)	36%	36%	39%	39%	38%
Unencumbered net operating income as a percentage of total net operating income	67%	64%	65%	60%	58%
Unencumbered assets gross book value as a percentage of gross assets	77%	76%	74%	74%	72%

(1)

Represents the contractual interest rate as of the end of the period plus the impact of debt premiums/discounts and our interest rate hedge agreements on our secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes.  The weighted average interest rate excludes bank fees and amortization of loan fees. See also the “Summary of Interest Rate Hedge Agreements” section of this report.  The weighted average interest rate related to outstanding borrowings for our unhedged floating rate debt is based upon one-month LIBOR.  The interest rate resets periodically and will vary in future periods.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Interest Rate Hedge Agreements

September 30, 2011

(Dollars in thousands)

(Unaudited)

Transaction Date	Effective Date	Termination Date	Interest Pay Rate (1)	Notional Amount

December 2006	December 29, 2006	March 31, 2014	4.990%	$50,000

October 2007	October 31, 2007	September 30, 2012	4.546	50,000

October 2007	October 31, 2007	September 30, 2013	4.642	50,000

October 2007	July 1, 2008	March 31, 2013	4.622	25,000

October 2007	July 1, 2008	March 31, 2013	4.625	25,000

December 2006	November 30, 2009	March 31, 2014	5.015	75,000

December 2006	November 30, 2009	March 31, 2014	5.023	75,000

December 2006	December 31, 2010	October 31, 2012	5.015	100,000

Total				$450,000	(2)

(1)        Interest pay rate represents the interest rate we will pay for one month LIBOR under the applicable interest rate swap agreement. This rate does not include any spread in addition to one month LIBOR that is due monthly as interest expense.

(2)        We are currently evaluating additional interest rate hedge and/or interest rate cap agreements and expect to further mitigate interest rate risk on LIBOR based debt.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Same Property Comparisons

(Dollars in thousands)

(Unaudited)

Historical Same Property Performance

Quarterly Percentage Change Same Property Net Operating Income

Current Period Same Property Performance

	Three Months Ended – GAAP Basis				Three Months Ended – Cash Basis
	9/30/11	9/30/10	% Change		9/30/11	9/30/10	% Change
Revenues	$101,141	$100,341	0.8%		$100,140	$95,943	4.4%
Operating expenses	29,362	28,409	3.4		29,362	28,409	3.4
Net Operating Income	$71,779	$71,932	(0.2%)	(1)	$70,778	$67,534	4.8%

	Nine Months Ended – GAAP Basis				Nine Months Ended – Cash Basis
	9/30/11	9/30/10	% Change		9/30/11	9/30/10	% Change
Revenues	$296,239	$291,441	1.6%		$298,904	$283,316	5.5%
Operating expenses	84,106	79,793	5.4		84,106	79,793	5.4
Net Operating Income	$212,133	$211,648	0.2%	(1)	$214,798	$203,523	5.5%

	Same Property Data – September 30, 2011
	Three Months Ended	Nine Months Ended
Number of properties	130	128
Rentable square footage	9,683,228	9,523,315
Occupancy
September 30, 2011	93.4%	93.7%
September 30, 2010	94.4%	94.7%

(1)          During the three months ended September 30, 2011, a property located in the suburbs of Boston underwent a transition from a prior tenant to a new tenant, resulting in a gap in occupancy and a temporary decline in revenues less operating expenses. Excluding this property, the percentage increase in GAAP and cash same property net operating income would have been 0.5% and 5.7%, respectively, for the three months ended September 30, 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Three Months Ended September 30, 2011

(Unaudited)

							TI’s/Lease
		Rentable			Rental		Commissions	Average
	Number	Square	Expiring	New	Rate		Per	Lease
	of Leases	Footage	Rates	Rates	Changes		Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	49	564,159	$33.89	–	–		–	–
GAAP Basis	49	564,159	$31.07	–	–		–	–

Renewed/Re-leased Space Leased
Cash Basis	29	402,196	$37.13	$36.00	(3.0%	)	$5.30	3.6 years
GAAP Basis	29	402,196	$33.49	$34.42	2.8%		$5.30	3.6 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	27	583,141	–	$34.54	–		$13.23	10.2 years
GAAP Basis	27	583,141	–	$36.11	–		$13.23	10.2 years

Month-to-Month Leases in Effect
Cash Basis	2	8,864	$24.84	$24.84	–		–	–
GAAP Basis	2	8,864	$24.84	$24.84	–		–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	56	985,337	–	$35.14	–		$9.99	7.5 years
GAAP Basis	56	985,337	–	$35.42	–		$9.99	7.5 years

Including Month-to-Month Leases
Cash Basis	58	994,201	–	$35.04	–		–	–
GAAP Basis	58	994,201	–	$35.33	–		–	–

During the three months ended September 30, 2011, we granted tenant concessions/free rent averaging approximately 1.5 months with respect to the 985,337 rentable square feet leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

Nine Months Ended September 30, 2011

(Unaudited)

							TI’s/Lease
		Rentable			Rental		Commissions	Average
	Number	Square	Expiring	New	Rate		Per	Lease
	of Leases	Footage	Rates	Rates	Changes		Square Foot	Terms
Leasing Activity
Lease Expirations
Cash Basis	118	1,653,434	$29.70	–	–		–	–
GAAP Basis	118	1,653,434	$28.88	–	–		–	–

Renewed/Re-leased Space Leased
Cash Basis	84	1,171,703	$31.19	$30.98	(0.7%	)	$3.86	3.9 years
GAAP Basis	84	1,171,703	$29.88	$30.64	2.5%		$3.86	3.9 years

Developed/Redeveloped/Vacant Space Leased
Cash Basis	59	1,093,718	–	$33.81	–		$10.97	8.8 years
GAAP Basis	59	1,093,718	–	$35.61	–		$10.97	8.8 years

Month-to-Month Leases in Effect
Cash Basis	2	8,864	$24.84	$24.84	–		–	–
GAAP Basis	2	8,864	$24.84	$24.84	–		–	–

Leasing Activity Summary
Excluding Month-to-Month Leases
Cash Basis	143	2,265,421	–	$32.35	–		$7.29	6.2 years
GAAP Basis	143	2,265,421	–	$33.04	–		$7.29	6.2 years

Including Month-to-Month Leases
Cash Basis	145	2,274,285	–	$32.32	–		–	–
GAAP Basis	145	2,274,285	–	$33.01	–		–	–

During the nine months ended September 30, 2011, we granted tenant concessions/free rent averaging approximately 1.7 months with respect to the 2,265,421 rentable square feet leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Leasing Activity

 (Unaudited)

	September 30, 2011				Year Ended

	Quarter		Year-to-Date		12/31/10		12/31/09		12/31/08		12/31/07
	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash	GAAP	Cash

Lease Expirations
Rentable Square Footage	564,159	564,159	1,653,434	1,653,434	2,416,291	2,416,291	1,842,597	1,842,597	1,664,944	1,664,944	1,626,033	1,626,033
Expiring Rates	$31.07	$33.89	$28.88	$29.70	$28.54	$27.18	$30.70	$30.61	$25.52	$26.88	$26.97	$25.98

Renewed/Re-leased Space
Leased Rentable Square Footage	402,196	402,196	1,171,703	1,171,703	1,777,966	1,777,966	1,188,184	1,188,184	1,254,285	1,254,285	895,894	895,894
New Rates	$34.42	$36.00	$30.64	$30.98	$32.04	$29.41	$27.72	$28.11	$29.34	$28.60	$31.48	$31.41
Expiring Rates	$33.49	$37.13	$29.88	$31.19	$30.54	$28.84	$26.78	$28.07	$25.51	$27.08	$28.66	$29.38
Rental Rate Changes	2.8%	(3.0%)	2.5%	(0.7%)	4.9%	2.0%	3.5%	0.1%	15.0%	5.6%	9.8%	6.9%
Average Lease Terms	3.6 years	3.6 years	3.9 years	3.9 years	8.1 years	8.1 years	3.3 years	3.3 years	4.3 years	4.3 years	4.0 years	4.0 years

Developed/Redeveloped/Vacant Space Leased
Rentable Square Footage	583,141	583,141	1,093,718	1,093,718	966,273	966,273	676,163	676,163	906,859	906,859	686,856	686,856
New Rates	$36.11	$34.54	$35.61	$33.81	$39.89	$36.33	$36.00	$33.57	$37.64	$35.04	$33.68	$31.59
Average Lease Terms	10.2 years	10.2 years	8.8 years	8.8 years	9.7 years	9.7 years	6.6 years	6.6 years	7.2 years	7.2 years	6.5 years	6.5 years

Totals
Rentable Square Footage	985,337	985,337	2,265,421	2,265,421	2,744,239	2,744,239	1,864,347	1,864,347	2,161,144	2,161,144	1,582,750	1,582,750
New Rates	$35.42	$35.14	$33.04	$32.35	$34.80	$31.84	$30.73	$30.09	$32.82	$31.30	$32.44	$31.49
TI’s/Lease Commissions per Square Foot	$9.99	$9.99	$7.29	$7.29	$5.70	$5.70	$5.49	$5.49	$7.23	$7.23	$6.95	$6.95
Average Lease Terms	7.5 years	7.5 years	6.2 years	6.2 years	8.7 years	8.7 years	4.5 years	4.5 years	5.5 years	5.5 years	5.1 years	5.1 years

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Lease Expirations

September 30, 2011

(Unaudited)

Year of Lease Expiration	Number of Leases Expiring		Rentable Square Footage (“RSF”) of Expiring Leases		Percentage of Aggregate Total RSF	Annualized Base Rent of Expiring Leases (per RSF)
2011	23	(1)	572,337	(1)	4.3%	$31.18
2012	87		1,327,545		9.9	28.94
2013	77		1,302,557		9.7	29.02
2014	72		1,349,301		10.1	28.69
2015	53		1,173,173		8.8	32.96
2016	41		1,319,780		9.8	31.29
2017	21		873,749		6.5	34.20
2018	19		1,097,318		8.2	36.49
2019	8		399,205		3.0	35.60
2020	14		703,675		5.3	40.64

	2011 RSF of Expiring Leases							Annualized Base Rent of
Markets	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		Expiring Leases (per RSF)
California – San Diego	56,489	–	–		39,530	96,019		$28.77
California – San Francisco	–	–	–		–	–		–
Greater Boston	45,750	23,434	171,821	(2)	39,513	280,518		37.25
NYC/New Jersey/Suburban Philadelphia	–	–	–		–	–		–
North Carolina – Research Triangle Park	–	6,376	–		21,301	27,677		19.83
Suburban Washington, D.C.	2,006	–	–		23,852	25,858		12.74
Washington – Seattle	16,931	–	121,790	(3)	3,544	142,265		26.39
International	–	–	–		–	–		–
Total	121,176	29,810	293,611		127,740	572,337	(1)	$31.18
Percentage of expiring leases	21%	6%	51%		22%	100%

	2012 RSF of Expiring Leases							Annualized Base Rent
Markets	Leased	Negotiating/ Anticipating	Targeted for Redevelopment		Remaining Expiring Leases	Total		of Expiring Leases (per RSF)
California – San Diego	13,674	35,409	–		239,901	288,984		$27.44
California – San Francisco	19,988	46,096	–		126,071	192,155		27.50
Greater Boston	77,893	73,713	31,812		134,946	318,364		39.41
NYC/New Jersey/Suburban Philadelphia	–	–	–		7,239	7,239		13.24
North Carolina – Research Triangle Park	–	15,897	–		27,540	43,437		13.24
Suburban Washington, D.C.	–	16,503	35,031		258,146	309,680		23.37
Washington – Seattle	2,468	28,849	65,936		63,597	160,850		28.38
International	–	–	–		6,836	6,836		26.35
Total	114,023	216,467	132,779		864,276	1,327,545		$28.94
Percentage of expiring leases	9%	16%	10%		65%	100%

(1)	Excludes 2 month-to-month leases for approximately 9,000 rentable square feet.
(2)

Represents 145,551 rentable square feet of office space and a 26,270 rentable square foot office building which will undergo conversion into laboratory space through redevelopment starting in October 2011 and December 2011, respectively.

(3)	Represents a 121,790 rentable square foot office building. This building will undergo conversion into laboratory space through redevelopment starting in October 2011 and is currently 51% pre-leased.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

20 Largest Client Tenants

September 30, 2011

(Dollars in thousands)

(Unaudited)

			Remaining Lease				Approximate Aggregate	Percentage of Aggregate		Percentage of Aggregate	Investment Grade Entities (3)
		Number	Term in Years				Rentable	Total Square	Annualized	Annualized	Fitch	Moody’s	S&P	Education/
	Tenant	of Leases	(1)		(2)		Square Feet	Feet	Base Rent	Base Rent	Rating	Rating	Rating	Research
1	Novartis AG	7	5.0		5.3		453,000	3.4%	$26,437	6.4%	AA	Aa2	AA-	–
2	Eli Lilly and Company	5	9.8		11.4		261,320	2.0	15,048	3.7	A+	A2	AA-	–
3	Roche Holding Ltd	5	6.0		6.3		387,813	2.9	14,833	3.6	AA-	A1	AA-	–
4	FibroGen, Inc.	1	12.1		12.1		234,249	1.7	14,318	3.5	–	–	–	–
5	Illumina, Inc.	1	20.1		20.1		346,581	2.6	13,260	3.2	–	–	–	–
6	United States Government	8	3.3		3.4		378,526	2.8	11,641	2.8	AAA	Aaa	AA+	–
7	Bristol-Myers Squibb Company	3	7.2		7.3		250,454	1.9	10,086	2.5	A+	A2	A+	–
8	GlaxoSmithKline plc	4	7.1		7.3		199,318	1.5	10,068	2.4	A+	A1	A+	–
9	Massachusetts Institute of Technology	3	3.3		3.0		178,952	1.3	8,154	2.0	–	Aaa	AAA	✓
10	NYU-Neuroscience Translational Research Institute	2	14.1		13.1		79,788	0.6	7,224	1.8	–	Aa3	AA-	–
11	Alnylam Pharmaceuticals, Inc. (4)	1	5.0		5.0		129,424	1.0	6,076	1.5	–	–	–	–
12	Gilead Sciences, Inc.	1	8.8		8.8		109,969	0.8	5,824	1.4	–	Baa1	A-	–
13	Amylin Pharmaceuticals, Inc.	3	4.3		3.4		168,308	1.3	5,747	1.4	–	–	–	–
14	Pfizer Inc.	2	11.2		5.7		115,765	0.9	5,451	1.3	A+	A1	AA	–
15	Theravance, Inc. (5)	2	7.6		8.0		150,330	1.1	5,355	1.3	–	–	–	–
16	The Scripps Research Institute	2	5.2		5.1		99,377	0.7	5,193	1.3	AA-	Aa3	–	✓
17	Quest Diagnostics Incorporated	2	5.3		5.3		280,113	2.1	4,989	1.2	BBB+	Baa2	BBB+	–
18	Forrester Research, Inc.	1	–	(6)	–	(6)	145,551	1.1	4,987	1.2	–	–	–	–
19	Infinity Pharmaceuticals, Inc.	2	3.3		3.3		67,167	0.5	4,382	1.1	–	–	–	–
20	The Regents of the University of California	2	9.6		9.7		92,666	0.7	4,104	1.0	AA+	Aa1	AA	✓
	Total/Weighted Average:	57	7.4		7.9		4,128,671	30.9%	$183,177	44.6%

(1)     Represents remaining lease term in years based on percentage of leased square feet.

(2)     Represents remaining lease term in years based on percentage of annualized base rent in effect as of September 30, 2011.

(3)     Ratings obtained from each of the following rating agencies: Fitch Ratings, Moody’s Investors Service, and Standard & Poor’s.

(4)     As of June 30, 2011, Novartis AG owned approximately 13% of the outstanding stock of Alnylam Pharmaceuticals, Inc.

(5)     As of July 27, 2011, GlaxoSmithKline plc owned approximately 18% of the outstanding stock of Theravance, Inc.

(6)     As of October 2011, this office building was undergoing conversion into life science laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Client Tenant Mix

September 30, 2011

(Unaudited)

	Multinational Pharmaceutical	Institutional: Independent Non-Profit, University, and Government
	• Abbott Laboratories	• Bill & Melinda Gates Foundation
	• Astellas Pharma Inc.	• California Institute of Technology
	• AstraZeneca PLC	• Duke University
	• Baxter International Inc.	• Environmental Protection Agency
	• Bayer AG	• Fred Hutchinson Cancer Research Center
	• Bristol-Myers Squibb Company	• Massachusetts Institute of Technology
	• Eisai Co., Ltd.	• National Institutes of Health
	• Eli Lilly and Company	• NYU-Neuroscience Translational Research Institute
	• GlaxoSmithKline plc	• Sanford-Burham Medical Research Institute
	• Johnson & Johnson	• Stanford University
	• Merck & Co., Inc.	• The Scripps Research Institute
	• Novartis AG	• The Regents of the University of California
	• Pfizer Inc.	• UMass Memorial Health Care, Inc.
	• Roche Holding Ltd	• UNC Health Care System
	• Sanofi	• University of Washington
• Shire plc
• The Genomics Institute of the Novartis Research Foundation

	Biotechnology: Public & Private	Medical Device, Life Science Product, Service, and Biofuels
	• Achaogen Inc.	• Canon U.S. Life Sciences, Inc.
	• Alnylam Pharmaceuticals, Inc.	• Illumina, Inc.
	• Amgen Inc.	• Laboratory Corporation of America Holdings
	• Amylin Pharmaceuticals, Inc.	• Life Technologies Corporation
	• Avila Therapeutics, Inc.	• LS9, Inc.
	• Biogen Idec Inc.	• Monsanto Company
	• Celgene Corporation	• Qiagen N.V.
	• Fate Therapeutics, Inc	• Quest Diagnostics Incorporated
	• FibroGen, Inc.	• Sapphire Energy, Inc.
• Forma Therapeutics, Inc.
• Gilead Sciences, Inc.
Client tenant mix by annualized base rent	• Ikaria, Inc.
• Intellikine, Inc.
• MacroGenics, Inc.
• Medicago Inc.
• NGM Biopharmaceuticals, Inc.
• Presidio Pharmaceuticals, Inc.
• Proteostasis Therapeutics, Inc.
• Theravance, Inc.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Summary of Additions and Dispositions of Properties

Three Months Ended September 30, 2011

(Dollars in thousands)

(Unaudited)

	Acquisition	Month of	Rentable
Market/Property	Amount	Acquisition	Square Feet

Additions to Properties:

None

	Disposition	Month of
Market/Property	Amount	Disposition

Dispositions:

California — San Diego
Sorrento View	$17,300,000	August 2011

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
(Dollars in thousands, except per square foot amounts)

(Unaudited)

	September 30, 2011			June 30, 2011
	Book Value	Square Footage	Cost per Square Foot	Book Value	Square Footage	Cost per Square Foot

Rental properties	$5,000,700	13,590,125	$368	$4,796,692	12,672,852	$379
Less: accumulated depreciation	(710,580)			(679,081)
Rental properties, net	4,290,120			4,117,611

Construction in progress (“CIP”)/current value-added projects:
Active redevelopment	300,398	747,248	402	296,225	782,258	379
Active development	190,427	531,486	358	238,433	690,139	345
Projects in India and China	113,136	916,000	124	107,934	916,000	118
	603,961	2,194,734	275	642,592	2,388,397	269

Land/future value-added projects (1):
Land held for future development	452,732	11,715,000	39	534,618	12,020,000	44
Land undergoing preconstruction activities (additional CIP) (2)	538,437	2,456,000	219	521,753	2,449,000	213
	991,169	14,171,000	70	1,056,371	14,469,000	73

Investment in unconsolidated real estate entity	40,042	428,000	94	38,778	428,000	91
Real estate, net	5,925,292	30,383,859	$195	5,855,352	29,958,249	$195
Add: accumulated depreciation	710,580			679,081

Gross book value of real estate (1)	$6,635,872	30,383,859		$6,534,433	29,958,249

(1)                        In addition to assets included in our gross book value of real estate, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet.  These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet at Alexandria Center™ for Life Science – New York City related to an option under our ground lease; (b) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)                        We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Real Estate
September 30, 2011

(Unaudited)

Construction in Progress (“CIP”)/Current Value-Added Projects

Active Redevelopment/Active Development Projects

A key component of our business model is our value-added redevelopment and development programs. These programs are focused on providing high-quality, generic, and reusable life science laboratory space to meet the real estate requirements of a wide range of clients in the life science industry. Upon completion, each value-added project is expected to generate significant revenues and cash flows. Our redevelopment and development projects are generally in locations that are highly desirable to life science entities, which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or vice versa. Our incremental investment in redevelopment projects for the conversion of non-laboratory space to laboratory space generally ranges from $75 to $175 per square foot depending on the nature of the existing building improvements and laboratory design. Development projects consist of the ground-up development of generic and reusable life science laboratory facilities. We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

Projects in India and China

Projects in India and China primarily represent development opportunities and projects focused primarily on life science laboratory space for our current client tenants and other life science relationship entities. These projects focus on real estate investments with targeted returns on investment greater than returns expected in the United States.

Future Value-Added Projects

Land Held for Future Development

All preconstruction efforts have been advanced to appropriate stages and no further preconstruction activities are ongoing and therefore, interest, property taxes, and other costs related to these assets are expensed as incurred.  We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.

Land Undergoing Preconstruction Activities (additional CIP)

Preconstruction activities include Building Information Modeling (3-D virtual modeling), design development and construction drawings, sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  Our objective with preconstruction is to reduce the time it takes to deliver projects to prospective tenants.  Project costs are capitalized as a cost of the project during periods activities necessary to prepare an asset for its intended use are in progress.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  If vertical aboveground construction is not initiated at completion of preconstruction activities, the land parcel will be classified as land held for future development.  The two largest projects included in preconstruction consist of our 1.9 million developable square feet at Alexandria Center™ at Kendall Square in East Cambridge, Massachusetts and our 407,000 developable square foot site for the second tower at Alexandria Center™ for Life Science – New York City.

Investment in Unconsolidated Real Estate Entity

Our investment in unconsolidated real estate entity represents our equity investment in a real estate entity that owns a land parcel supporting the ground-up development of approximately 428,000 rentable square feet in the Longwood Medical Area of Boston.

Future Redevelopment

Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment aggregating approximately 1.4 million rentable square feet. These spaces are currently classified in rental properties, net.

Capitalization Policy

In accordance with GAAP, we capitalize project costs clearly related to construction, redevelopment, and development as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, redevelopment, and development are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is being incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other indirect project costs related to these assets would be expensed as incurred.  Expenditures for repair and maintenance are expensed as incurred and are not included in capital expenditures.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects
September 30, 2011

(Dollars in thousands)

(Unaudited)

The following table summarizes our estimated capital expenditures, excluding capitalized interest, for the three months ended December 31, 2011, and for the year ended December 31, 2012.  Our actual capital expenditures will ultimately depend on many factors, including construction and infrastructure requirements for each tenant and final lease negotiations, and may materially differ from these estimates.

	Three Months Ended	Year Ended
	December 31, 2011	December 31, 2012
Redevelopment	$62,000	$148,000

Development	20,000	147,000

Projects in India and China	21,000	62,000

Current Value-Added Projects	103,000	357,000

Future Value-Added Projects - Preconstruction	7,000	7,000

Other	9,000	9,000

	16,000	16,000

Total	$119,000	$373,000

Current Value-Added Projects

Redevelopment capital expenditures represent estimated capital expenditures related to the rentable square feet undergoing active redevelopment as well as capital expenditures related to future redevelopment projects.

Development capital expenditures primarily represent estimated capital expenditures related to rentable square feet undergoing active development as well as capital expenditures related to other development projects.

Capital expenditures related to projects in India and China represent estimated capital expenditures related to development opportunities and projects primarily focused on life science laboratory space for our current client tenants and other life science relationship entities in India and China.

Future Value-Added Projects – Preconstruction

We continue to advance various important preconstruction activities for development sites, including Building Information Modeling (3-D virtual modeling), design development and construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements.  We generally will not commence ground-up development of any parcels undergoing preconstruction activities without first securing significant pre-leasing for such space.  In July 2011, we executed a new lease for a 307,000 rentable square feet ground-up development to Biogen Idec, Inc. at Alexandria CenterTM at Kendall Square. We plan to commence ground-up development in October 2011.

Other

Other capital expenditures represent property-related tenant improvements, recurring capital expenditures, and other project costs (excluding costs related to the redevelopment and development of a property).  These amounts include payments for property-related capital expenditures and tenant improvements that are recoverable from our tenants.  As of September 30, 2011, approximately 92% of our leases (on a rentable square footage basis) provided for the recapture of certain capital expenditures (such as heavy-duty heating, ventilation, and air conditioning systems maintenance and/or replacement, roof replacement, and parking lot resurfacing).  Capital expenditures fluctuate in any given period due to the nature, extent, and timing of improvements required and the extent to which they are recoverable from our tenants.  In addition, we maintain an active preventive maintenance program at each of our properties to minimize capital expenditures.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Current Value-Added Projects – Redevelopment
September 30, 2011

(Unaudited)

The following table summarizes our properties undergoing redevelopment:

	Redevelopment							Total Property
		Percentage (1)					Estimated
			Negotiating/			Placed into	In-Service
Market/Property	RSF	Leased	Committed	Mktg	Status	Redevelopment	Dates	RSF (2)
San Diego – Torrey Pines
11119 North Torrey Pines Road	81,816	20%	–	80%	Construction	2010	2012	81,816
3530/3350 John Hopkins Court	89,923	100%	–	–	Construction	2010	2012	206,981

San Diego – University Town Center
10300 Campus Point Drive	203,717	43%	47%	10%	Design/Construction	2011	2012/2013	373,070

San Diego – Sorrento Mesa
6275 Nancy Ridge Drive	47,347	31%	32%	37%	Design	2011	2012/2013	107,759

Greater Boston – Cambridge/Inner Sub.
400 Technology Square (3)	49,225	–	100%	–	Design/Permitting	2009	2012/2013	194,776
215 First Street (3)	15,392	100%	–	–	Construction	(4)	2011	366,669

Greater Boston – Rte 495/Worcester
20 Walkup Drive	113,045	–	–	100%	Construction	(5)	2011	113,045

Research Triangle Park
6101 Quadrangle Drive	30,000	74%	–	26%	Construction	2010	2011	30,000

Sub. Washington, D.C. – Rockville
15010 Broschart Road	11,077	37%	–	63%	Construction	2010	2011	38,203
9800 Medical Center Drive	79,579	–	97%	3%	Design/Permitting	2009	2012	281,475

Sub. Washington, D.C. – Gaithersburg
620 Professional Drive	26,127	–	–	100%	Design	2011	2012	26,127
Total	747,248	33%	32%	35%				1,819,921

(1)                        The leased percentages represent the percentages of redevelopment rentable square feet and exclude both the occupied and vacant rentable square feet related to the operating portion of each building.

(2)                        The operating portion of the properties aggregating 1,072,673 rentable square feet, including vacancy aggregating approximately 69,197 rentable square feet, is included in rental properties, net and occupancy statistics for our operating properties.  See Summary of Properties on page 23.

(3)                        Represents redevelopment projects with projected total investment greater than the average total investment for our redevelopment projects. The higher total investment is primarily due to the contiguousness of a project to Alexandria Center™ at Kendall Square (part of the assemblage) as well as another mid-rise building and its structure.

(4)                        Represents historical office building acquired with parcel included in overall Alexandria Center™ at Kendall Square.  Remaining rentable square footage is undergoing conversion from office space to laboratory space.

(5)                        Represents a former single-tenant building undergoing redevelopment and repositioning for multi-tenant research and development use.

As of September 30, 2011, our estimated cost to complete was approximately $187 per rentable square foot, or $139.4 million in aggregate, for the 747,248 rentable square feet undergoing a permanent change in use to life science laboratory space through redevelopment.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Current Value-Added Projects – Development
September 30, 2011

 (Unaudited)

The following table summarizes our properties undergoing ground-up development:

	Development										Operating	Total Property
				Negotiating/						Estimated	Leased/
	Total	Leased		Committed		Marketing			Building	In-Service	Occupied
Market/Property	RSF	RSF	%	RSF	%	RSF	%	Leasing Status	Description	Dates	RSF	RSF	Leased

San Diego – University Town Center
4755 Nexus Center Drive	41,710	–	–	–	–	41,710	100%	Marketing	Single or Multi-Tenant Bldg.	2013	–	41,710	–%

5200 Research Place	123,430	123,430	100%	–	–	–	–	100% Leased to Illumina, Inc.	Single-Tenant Bldg.	2012	–	123,430	100%

San Francisco – Mission Bay
455 Mission Bay Boulevard	39,942	–	–	30,252	76%	9,690	24%	Leased, Negotiating, and Marketing	Multi-Tenant Bldg. with 4% Retail	2011	170,058	210,000	81%

409/499 Illinois Street	219,007	–	–	–	–	219,007	100%	Marketing	Multi-Tenant Bldg. with 4% Retail	2012	234,249	453,256	52%

San Francisco – South SF
400/450 East Jamie Court	107,397	17,358	16%	–	–	90,039	84%	Leased/Marketing	Multi-Tenant Bldgs.	2011	54,603	162,000	44%
Total	531,486	140,788	26%	30,252	6%	360,446	68%				458,910	990,396	61%

As of September 30, 2011, our estimated cost to complete was approximately $170 per rentable square foot, or $90.3 million in aggregate, for the 531,486 rentable square feet undergoing ground-up development.  We generally will not commence new development projects for aboveground vertical construction of new laboratory space without first securing significant pre-leasing for such space.  In July 2011, we executed a new lease for a 307,000 rentable square feet ground-up development to Biogen Idec, Inc. at Alexandria CenterTM at Kendall Square. We plan to commence ground-up development in October 2011.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Future Value-Added Projects
September 30, 2011

(Unaudited)

The following table summarizes the components of our future value-added square footage as of September 30, 2011:

Markets	Land Held for Future Development	Land Undergoing Preconstruction Activities (additional CIP)	Total Land (1)	Investment in Unconsolidated Real Estate Entity	Future Redevelopment (2)

California – San Diego	878,000	–	878,000	–	134,000

California – San Francisco/Mission Bay	290,000	–	290,000	–	–

California – San Francisco/So. San Francisco	1,195,000	–	1,195,000	–	65,000

Greater Boston	225,000	1,889,000	2,114,000	428,000	324,000

New York City	–	407,000	407,000	–	–

Suburban Washington, D.C.	1,096,000	–	1,096,000	–	466,000

Washington – Seattle	1,146,000	160,000	1,306,000	–	150,000

International	6,222,000	–	6,222,000	–	–

Other	663,000	–	663,000	–	258,000

Total	11,715,000	2,456,000	14,171,000	428,000	1,397,000

(1)     In addition to assets included in our gross book value of real estate, we also hold options/rights for parcels supporting approximately 3.0 million developable square feet.  These parcels consist of: (a) a parcel supporting the future ground-up development of approximately 385,000 rentable square feet in Alexandria Center™ for Life Science — New York City related to an option under our ground lease; (b) right to acquire land parcels supporting ground-up development of 636,000 rentable square feet in Edinburgh, Scotland; and (c) an option to increase our land use rights by up to approximately 2.0 million additional developable square feet in China.

(2)     Our asset base also includes non-laboratory space (office, warehouse, and industrial space) identified for future conversion into life science laboratory space through redevelopment.  These spaces are classified in rental properties, net.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Rendering of Alexandria CenterTM at Kendall Square, East Cambridge Massachusetts
September 30, 2011

(continued)

Buildings in the white outline below represent renderings of five future ground-up life science laboratory developments aggregating 1.9 million rentable square feet.  We continue to advance various important preconstruction activities for this development site, including Building Information Modeling (3-D virtual modeling), design development, construction drawings (required for each of the five new buildings), sustainability and energy optimization review, budgeting, planning for future site and infrastructure work, and other activities prior to commencement of vertical construction of aboveground shell and core improvements. Our objective is to advance preconstruction activities in order to reduce the time to deliver a new ground-up development to a prospective tenant.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Site Plan of Alexandria CenterTM for Life Science – New York City

September 30, 2011

(continued)

The Alexandria CenterTM for Life Science – New York City (“ACNYC”) will consist of three buildings aggregating approximately 1.1 million rentable square feet.  The east tower consists of 308,000 rentable square feet and is approximately 99% occupied as of September 30, 2011. The ACNYC campus also includes 407,000 developable square feet, site of the future west tower, as well as a parcel supporting the future ground-up development of approximately 385,000 rentable square feet on the north end of the campus.

NYU MEDICAL SCHOOL
EAST RIVER WATERFRONT
EAST RIVER
FUTURE DEVELOPMENT PARCEL
FDR DRIVE
FIRST AVENUE
GATEWAY
EAST 29TH STREET
RETAIL CORRIDOR
CAMPUS ARRIVAL
VALET/TAXI ARRIVAL AREA
GARDEN PLAZA
RIVER ESPLANADE
FUTURE WEST TOWER
THE ALEXANDRIA CUBE
EAST TOWER
BELLEVUE EXISTING I & K BUILDING
BELLEVUE HOSPITAL
BELLEVUE HOSPITAL

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Value-Added Projects

Map and Rendering of Mission Bay, San Francisco, California
September 30, 2011

(continued)

The Alexandria CenterTM for Science and Technology at Mission Bay will consist of up to seven high-quality facilities aggregating approximately 1,269,000 rentable square feet.  We currently have five buildings aggregating approximately 720,000 rentable square feet leased to FibroGen, Inc., Merck & Co., Inc., Pfizer Inc., Bayer AG, and UCSF as well as other top tier life science entities, 259,000 square feet undergoing development, and future potential buildings aggregating approximately 290,000 rentable square feet.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Summary of Capital Expenditures

(Dollars in thousands, except for per square foot amounts)

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Capital expenditures (1):

Major capital expenditures	$461	$215

Recurring capital expenditures	$1,395	$857

Square feet in asset base	13,251,608	11,849,832

Per square foot:

Major capital expenditures	$0.03	$0.02

Recurring capital expenditures	$0.11	$0.07

Tenant improvements and leasing costs:

Re-tenanted space (2)

Tenant improvements and leasing costs	$1,351	$1,346

Re-tenanted square feet	299,430	251,955

Per square foot	$4.51	$5.34

Renewal space

Tenant improvements and leasing costs	$3,166	$2,796

Renewal square feet	866,285	767,667

Per square foot	$3.66	$3.64

The table above shows the average per square foot property-related capital expenditures, tenant improvements, and leasing costs (excluding capital expenditures and tenant improvements that are recoverable from tenants, revenue-enhancing, or related to properties that have undergone redevelopment).

(1)

Property-related capital expenditures include all major capital and recurring capital expenditures except capital expenditures that are recoverable from tenants, revenue-enhancing capital expenditures, or costs related to the redevelopment of a property.  Major capital expenditures consist of roof replacements and heavy-duty heating, ventilation, and air conditioning systems that are typically identified and considered at the time a property is acquired.

(2) Excludes space that has undergone redevelopment before re-tenanting.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information

September 30, 2011

(Unaudited)

This section contains additional information for sections throughout this supplemental information package as well as explanations of certain non-GAAP financial measures in sections of this document and the reasons why management believes these measures provide useful information to investors about our financial condition, results of operations, or liquidity.  Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, and is used as a supplemental measure of operating performance.  Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  We use EBITDA and Adjusted EBITDA as a supplemental measure of our operating performance.  We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from our operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, gains or losses from sales of real estate, gains or losses on early extinguishment of debt, and net stock compensation expenses.  By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allow for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries.  We believe investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of our performance) and the other required United States generally accepted accounting principles (“GAAP”) measures of our performance, to improve their understanding of our operating results, and to make more meaningful comparisons of our performance between periods and against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with our required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While EBITDA and Adjusted EBITDA are relevant and widely used measures of operating performance, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, our computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information

September 30, 2011

(Unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin (continued)

The following table reconciles net income to EBITDA and Adjusted EBITDA (dollars in thousands):

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
Net income	$32,995	$34,311	$32,625	$92,000	$30,461	$99,931	$47,022
Interest expense (1)	14,273	16,571	17,842	17,191	16,111	48,686	52,451
Depreciation and amortization (2)	39,990	40,363	36,707	34,551	32,009	117,060	92,089
EBITDA	87,258	91,245	87,174	143,742	78,581	265,677	191,562
Stock compensation expense	3,344	2,749	2,356	2,767	2,660	8,449	8,049
Impairment of real estate	994	–	–	–	–	994	–
Gain on sales of property	(46)	–	–	(59,442)	–	(46)	(24)
Loss on early extinguishment of debt	2,742	1,248	2,495	2,372	1,300	6,485	42,796
Adjusted EBITDA	$94,292	$95,242	$92,025	$89,439	$82,541	$281,559	$242,383

Total revenues	$143,427	$142,918	$139,418	$130,889	$120,314	$425,763	$351,559
Adjusted EBITDA margin	66%	67%	66%	68%	69%	66%	69%

(1)      Includes amount classified in discontinued operations and directly attributable to assets “held for sale.”

(2)      Includes amount classified in discontinued operations related to assets “held for sale” (for the periods prior to when such assets were designated as “held for sale”).

Adjusted Funds from Operations

Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders by adding to or deducting from FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders (1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (2) second generation tenant improvements and leasing costs on re-tenanted and renewal space (excludes redevelopment expenditures), (3) capitalized income from development projects, (4) gains or losses on early extinguishment of debt, (5) amortization of loan fees, debt premiums/discounts and acquired above and below market leases, (6) effects of deferred rent/straight-line rent and deferred rent/straight-line rent on ground leases, (7) non-cash compensation expense related to restricted stock awards, and (8) other non-cash income or charges, including impairment charges.  AFFO is not intended to represent cash flow for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders is the most directly comparable GAAP financial measure to AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders.  We also believe that AFFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders provides useful performance information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

Annualized Base Rent

Annualized base rent means the annualized fixed base rental amount in effect as of September 30, 2011 related to our operating rentable square feet (using rental revenue computed on a straight-line basis in accordance with GAAP).

Capitalized Interest

A key component of our business model is our value-added redevelopment and development programs.  These programs are focused on providing high-quality generic life science laboratory space to meet the real estate requirements of and are reusable by various life science industry tenants.  Upon completion, each value-added project is expected to generate significant revenues and cash flows.  Our redevelopment and development projects are generally in locations that are highly desirable to life science entities which we believe results in higher occupancy levels, longer lease terms, and higher rental income and returns.  Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into generic life science laboratory space, including the conversion of single-tenancy space to multi-tenancy space or multi-tenancy space to single-tenancy space. Development projects consist of the ground-up development of generic life science laboratory facilities. We also have certain significant value-added projects undergoing important and substantial preconstruction activities to bring these assets to their intended use. These critical activities add significant value and are required for the construction of buildings. The projects will provide high-quality facilities for the life science industry and will generate significant revenue and cash flows for the Company.  In accordance with GAAP, we capitalize project costs clearly related to the construction, redevelopment, and development as a cost of the project. Indirect project costs such as construction administration, legal fees, and office costs that clearly relate to projects under construction, redevelopment, and development are also capitalized as a cost of the project. We capitalize project costs only during periods in which activities necessary to prepare an asset for its intended use are in progress.  We also capitalize interest cost as a cost of the project only during the period for which activities necessary to prepare an asset for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost is being incurred.  Additionally, should activities necessary to prepare an asset for its intended use cease, interest, taxes, insurance, and certain other direct project costs related to these assets would be expensed as incurred.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

Dividend Payout Ratio

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record date multiplied by the related dividend per share) to FFO attributable to Alexandria Real Estate Equities, Inc.’s common stockholders on a diluted basis.  The dividend payout ratios for the three months ended September 30, 2011, June 30, 2011, March 31, 2011, and December 31, 2010 are based upon FFO attributable to Alexandria Real Estate Equities, Inc’s common stockholders on a diluted basis, excluding loss on early extinguishment of debt.

Dividend Yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Earnings per Share

We use income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders as the “control number” in determining whether potential common shares, including potential common shares issuable upon conversion of our 8% unsecured convertible notes, are dilutive or antidilutive to earnings per share.  Pursuant to the presentation and disclosure literature on gains/losses on sales or disposals by REITs and earnings per share required by the SEC and the Financial Accounting Standards Board, gains or losses on sales or disposals by a REIT that do not qualify as discontinued operations are classified below income from discontinued operations in the income statement and included in the numerator for the computation of earnings per share for income from continuing operations.  The land parcels we sold during the three months ended December 31, 2010, and three months ended September 30, 2011, did not meet the criteria for discontinued operations since these parcels did not have any significant operations prior to disposition.  Accordingly, for the three months ended December 31, 2010, and three and nine months ended September 30, 2011, we classified the $59.4 million and $46,000, respectively, gain on sales of land parcels below income from discontinued operations, net in the consolidated income statements, and included the gain in income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders, the “control number,” or numerator for the computation of earnings per share.

We account for unvested restricted stock awards which contain nonforfeitable rights to dividends as participating securities and include these securities in the computation of earnings per share using the two-class method.  Under the two-class method, we allocate net income after preferred stock dividends and amounts attributable to noncontrolling interests to (1) common stockholders and (2) unvested restricted stock awards based on their respective participation rights to dividends declared (or accumulated) and undistributed earnings.  Diluted earnings per share is computed using the weighted average shares of common stock outstanding determined for the basic earnings per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  For all periods except for the three months ended June 30, 2010, the effect of stock options using the treasury stock method was dilutive to income from continuing operations per share and as such, was included in the computation of diluted earnings per share.

We applied the if-converted method of accounting for our 8% unsecured senior convertible notes (“8% Unsecured Convertible Notes”).  In applying the if-converted method of accounting, conversion is assumed for purposes of calculating diluted earnings per share if the effect would be dilutive to earnings per share.  If the assumed conversion pursuant to the if-converted method is dilutive, diluted earnings per share would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual conversion are included in the denominator for the period after the date of retirement or conversion.  For all periods except the three months ended December 31, 2010, potential common shares issuable upon conversion of our 8% unsecured convertible notes were antidilutive to income from continuing operations per share and as such, were excluded from the computation of diluted earnings per share.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

Earnings per Share (continued)

The table below is a reconciliation of the numerators and denominators of the basic and diluted per share computations for income from continuing operations (dollars in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
Earnings per share – basic	2011	2010	2011	2010
Income from continuing operations	$33,855	$29,982	$100,343	$45,026
Gain on sale of land parcels	46	–	46	–
Net income attributable to noncontrolling interests	(966)	(920)	(2,833)	(2,785)
Dividends on preferred stock	(7,089)	(7,089)	(21,267)	(21,268)
Net income attributable to unvested restricted stock awards	(278)	(217)	(818)	(502)
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	25,568	21,756	75,471	20,471
(Loss) income from discontinued operations	(906)	479	(458)	1,996
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,662	$22,235	$75,013	$22,467

Weighted average common shares outstanding – basic	61,295,659	49,807,241	58,271,270	46,188,308
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – basic:
Continuing operations	$0.41	$0.44	$1.30	$0.45
Discontinued operations, net	(0.01)	0.01	(0.01)	0.04
Earnings per share – basic	$0.40	$0.45	$1.29	$0.49

Earnings per share – diluted
Income from continuing operations	$33,855	$29,982	$100,343	$45,026
Gain on sale of land parcels	46	–	46	–
Net income attributable to noncontrolling interests	(966)	(920)	(2,833)	(2,785)
Dividends on preferred stock	(7,089)	(7,089)	(21,267)	(21,268)
Net income attributable to unvested restricted stock awards	(278)	(217)	(818)	(502)
Effect of assumed conversion and dilutive securities:
Assumed conversion of 8.00% Unsecured Convertible Notes	–	–	–	–
Amounts attributable to unvested restricted stock awards	–	–	–	–
Income from continuing operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders - diluted	25,568	21,756	75,471	20,471
(Loss) income from discontinued operations	(906)	479	(458)	1,996
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$24,662	$22,235	$75,013	$22,467

Weighted average common shares outstanding - basic	61,295,659	49,807,241	58,271,270	46,188,308
Dilutive effect of stock options	8,310	23,098	13,475	31,813
Weighted average shares of common stock outstanding – diluted	61,303,969	49,830,339	58,284,745	46,220,121
Earnings per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted:
Continuing operations	$0.41	$0.44	$1.30	$0.45
Discontinued operations, net	(0.01)	0.01	(0.01)	0.04
Earnings per share – diluted	$0.40	$0.45	$1.29	$0.49

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

EBITDA

See Adjusted EBITDA.

Fixed Charge Coverage Ratio

The fixed charge coverage ratio is primarily used as a supplemental measure of the Company’s ability to satisfy fixed financing obligations.  We calculate the fixed charge coverage ratio as our ability to satisfy current cash interest expense and preferred dividends from adjusted EBITDA.  The following table outlines our calculation of our fixed charge coverage ratios (dollars in thousands):

	Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Adjusted EBITDA	$94,292	$95,242	$92,025	$89,439	$82,541

Interest expense (1)	$14,273	$16,571	$17,842	$17,191	$16,111
Add: capitalized interest	16,666	15,046	13,193	14,629	16,695
Less: amortized loan fees	(2,144)	(2,327)	(2,278)	(1,999)	(1,795)
Less: amortization of debt premium/discounts	(750)	(1,169)	(1,335)	(2,032)	(2,092)
Cash interest	28,045	28,121	27,422	27,789	28,919
Preferred dividends	7,089	7,089	7,089	7,089	7,089
Fixed charges	$35,134	$35,210	$34,511	$34,878	$36,008

Fixed charge coverage ratio – quarter annualized	2.7x	2.7x	2.7x	2.6x	2.3x
Fixed charge coverage ratio – trailing 12 months	2.7x	2.6x	2.4x	2.2x	2.1x

(1)    Includes amounts classified in discontinued operations and directly attributable to assets “held for sale.”

Funds from Operations

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time.  In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of Funds from Operations (“FFO”).  Since its introduction, FFO has become a widely used non-GAAP financial measure among real estate investment trusts (“REITs”).  We believe that FFO is helpful to investors as an additional measure of the performance of an equity REIT.  We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its April 2002 White Paper (the “White Paper”) and related implementation guidance, which may differ from the methodology for calculating FFO utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs.  The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains from sales, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

FFO per Share

FFO per share (diluted) is computed using the weighted average shares of common stock outstanding determined for the basic FFO per share computation plus the effect of any dilutive securities, including the dilutive effect of stock options using the treasury stock method.  Additionally, we applied the if-converted method for our 8% Unsecured Convertible Notes for FFO per share separately from the if-converted analysis for earnings per share.  In applying the if-converted method, conversion is assumed for purposes of calculating FFO per share (diluted) if the effect would be dilutive to FFO per share.  If the assumed conversion pursuant to the if-converted method is dilutive, FFO per share (diluted) would be calculated by adding back interest charges applicable to our 8% Unsecured Convertible Notes to the numerator and our 8% Unsecured Convertible Notes would be assumed to have been converted at the beginning of the period presented (or from the date of issuance, if occurring on a date later than the date that the period begins) and the resulting incremental shares associated with the assumed conversion would be included in the denominator.  Furthermore, we assume that our 8% Unsecured Convertible Notes are converted for the period prior to any retirement or actual conversion if the effect of such assumed retirement or conversion would be dilutive, and any shares of common stock issued upon actual retirement or conversion are included in the denominator for the period after the date of retirement or conversion.  For purposes of calculating FFO per share (diluted), the if-converted method was dilutive to FFO per share (diluted) for all periods presented.

Gross Assets (Excluding Cash and Restricted Cash)

Gross assets (excluding cash and restricted cash) is equal to total assets plus accumulated depreciation, less cash, cash equivalents, and restricted cash.

Net Debt

Net debt is equal to the sum of secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes, less cash, cash equivalents, and restricted cash.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

Same Property Comparisons and Net Operating Income

As of September 30, 2011 and 2010, we owned 171 and 165 properties, respectively (the “Total Property Portfolio”). As a result of changes within our Total Property Portfolio, the financial data presented in the table on the following page shows significant changes in revenue and expenses from period to period.  In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entire periods presented for the quarter periods (herein referred to as “Same Properties”) separate from properties acquired subsequent to the first period presented, properties undergoing active redevelopment and active development, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results (herein referred to as “Non-Same Properties”).  Additionally, rental revenues from lease termination fees, if any, are excluded from the results of the Same Properties.

Net operating income is a non-GAAP financial measure equal to income from continuing operations, the most directly comparable GAAP financial measure, plus loss from early extinguishment of debt, depreciation and amortization, interest expense, and general and administrative expense. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets.  Net operating income on a cash basis is net operating income on a GAAP basis, adjusted to exclude the effect of straight-line rent adjustments required by GAAP.  We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent adjustments to rental revenue.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects the impact on operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not immediately apparent from income from continuing operations.  Net operating income excludes certain components from income from continuing operations in order to provide results that are more closely related to our results of operations from our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level.  In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level.  Net operating income presented by us may not be comparable to net operating income reported by other REITs that define net operating income differently.  We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with income from continuing operations as presented in our condensed consolidated statements of income.  Net operating income should not be considered as an alternative to income from continuing operations as an indication of our performance or as an alternative to cash flows as a measure of liquidity or our ability to make distributions.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

Same Property Comparisons and Net Operating Income (continued)

The following table presents a comparison of the components of same property and non-same property net operating income for the three and nine months ended September 30, 2011, compared to the three and nine months ended September 30, 2010, and a reconciliation of net operating income to income from continuing operations, the most directly comparable GAAP financial measure (dollars in thousands):

	Three Months Ended September 30,			Nine Months Ended, September 30,
Revenues:	2011	2010	% Change	2011	2010	% Change
Total revenues – Same Properties	$101,141	$100,341	1%	$296,239	$291,441	2%
Total revenues – Non-Same Properties	42,286	19,973	112	129,524	60,118	115
Total revenues	143,427	120,314	19	425,763	351,559	21

Expenses:
Rental operations – Same Properties	29,362	28,409	3	84,106	79,793	5
Rental operations – Non-Same Properties	13,246	4,745	179	39,438	14,482	172
Total rental operations	42,608	33,154	29	123,544	94,275	31

Net operating income:
Net operating income – Same Properties	71,779	71,932	–	212,133	211,648	–
Net operating income – Non-Same Properties	29,040	15,228	91	90,086	45,636	97
Total net operating income	100,819	87,160	16	302,219	257,284	17

Other expenses:
General and administrative	10,297	8,042	28	30,552	25,777	19
Interest	14,273	16,078	(11)	48,650	52,351	(7)
Depreciation and amortization	39,652	31,758	25	116,189	91,334	27
Loss on early extinguishment of debt	2,742	1,300	111	6,485	42,796	(85)
Total other expenses	66,964	57,178	17	201,876	212,258	(5)

Income from continuing operations	$33,855	$29,982	13%	$100,343	$45,026	123%

ALEXANDRIA REAL ESTATE EQUITIES, INC.
Definitions and Other Information (continued)

September 30, 2011

(Unaudited)

Tangible Non-Real Estate Assets

Tangible non-real estate assets include the following as of each date presented (in thousands):

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Cash and cash equivalents	$73,056	$60,925	$78,196	$91,232	$110,811
Restricted cash	27,929	23,432	30,513	28,354	35,295
Tenant receivables	6,599	4,487	7,018	5,492	4,929
Investments	88,777	88,862	88,694	83,899	80,941
Other tangible non-real estate assets	40,916	32,407	33,384	31,896	40,283
Total tangible non-real estate assets	$237,277	$210,113	$237,805	$240,873	$272,259

Total Market Capitalization

Total market capitalization is equal to the sum of outstanding shares of series C preferred stock and common stock multiplied by the related closing price at the end of each period presented, the liquidation value of the series D cumulative convertible preferred stock, and total debt (secured notes payable, unsecured line of credit, unsecured term loans, and unsecured convertible notes).

Weighted Average Interest Rate for Capitalization

The weighted average interest rate for calculating capitalization of interest required pursuant to GAAP represents a weighted average rate based on the rates applicable to borrowings outstanding during the period and includes the impact of our interest rate hedge agreements, amortization of debt discounts/premiums, and amortization of loan fees.  A separate calculation is performed each month to determine our weighted average interest rate for capitalization for the month.  The rate will vary each month due to changes in variable interest rates, the outstanding debt balances, the proportion of variable rate debt to fixed rate debt, the amount and terms of effective interest rate hedge agreements, and the amount of loan fee amortization.